Exhibit 10.8

No:

Provided to:

PRIVATE PLACEMENT MEMORANDUM

PRESTIGE GLOBAL FUND SPC

an exempted company incorporated with limited liability under the laws of the Cayman Islands with registration number 312284

PRESTIGE GLOBAL ASSET MANAGEMENT LIMITED

Manager

PRESTIGE ASSET MANAGEMENT LIMITED

Investment Advisor

28 November 2016

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

警告

本文件的內容未經在香港的規管當局審核。你應就有關要約謹慎行事。如你對本文件的任何內容有任何疑問，你應尋求獨立專業意見。

IMPORTANT NOTICES TO POTENTIAL INVESTORS

The Company is an exempted company incorporated with limited liability and registered as a segregated portfolio company under the Companies Law. This Memorandum sets out general information relating to the Company and its structure. A separate Supplement, to be read in conjunction with this Memorandum, will be issued in respect of each Segregated Portfolio.

Responsibility statement

The Directors, whose names appear in the Directory, accept responsibility for the information contained in this Memorandum and the relevant Supplement. To the best of the knowledge and belief of the Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this Memorandum and the relevant Supplement is in accordance with the facts and, in the reasonable opinion of the Directors, contains such information as is necessary to enable a prospective investor to make an informed decision as to whether or not to subscribe for Participating Shares.

Reliance on this Memorandum

Participating Shares are being offered only on the basis of the information contained in this Memorandum and the relevant Supplement. Any further information or representations given or made by any dealer, broker or other person should be disregarded and accordingly, should not be relied upon. No person has been authorised to give any information or to make any representations in connection with the offering of Participating Shares other than those contained in this Memorandum and the relevant Supplement. Information given or representations made which are not contained in this Memorandum and the relevant Supplement must not be relied on as having been authorised by the Directors.

Certain information contained in this Memorandum and the relevant Supplement constitutes “forward-looking statements”, which can be identified by the use of forward-looking terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “project”, “estimate”, “intend”, “believe”, the negatives of such words, other variations of such words or comparable terminology. Due to various risks and uncertainties, including those described in the sections headed “Risk Factors” and “Conflicts of Interest”, actual events or results or the actual performance of a Segregated Portfolio may differ materially from that anticipated in such forward-looking statements.

Statements in this Memorandum are based on the law and practice in force in the Cayman Islands at the date of this Memorandum and are therefore subject to change should that law or practice change. Neither the delivery of this Memorandum and the relevant Supplement, nor the issue of Participating Shares, shall under any circumstances create any implication or constitute any representation that the affairs of the Company have not changed since the date of this Memorandum.

Regulation

[The Company is registered with CIMA pursuant to section 4(3) of the Mutual Funds Law as a “regulated mutual fund” for the purposes of the Mutual Funds Law. The Company can accept more than fifteen investors (a majority of whom are capable of appointing or removing the Directors). Any such registration will not, however, imply that CIMA or any other regulatory authority in the Cayman Islands has approved this Memorandum, any Supplement or the offering of the Participating Shares.]

Distribution and selling restrictions

Neither this Memorandum nor the relevant Supplement or the Participating Shares described in it have been qualified for offer, sale or distribution under the laws of any jurisdiction governing the offer or sale of mutual fund equity interests or other securities. The distribution of this Memorandum and the relevant Supplement and the offering or purchase of Participating Shares may be restricted in certain jurisdictions. Neither this Memorandum nor the relevant Supplement constitutes an offer, solicitation or invitation to subscribe for Participating Shares in any jurisdiction in which such offer, solicitation or invitation is not authorised, or to any person to whom it would be unlawful to make such an offer, solicitation or invitation. It is the responsibility of any person in possession of this Memorandum or any Supplement, and any person wishing to apply for Participating Shares pursuant to this Memorandum and any Supplement, to inform themselves of and to observe all applicable laws and regulations of any jurisdiction relevant to them.

Please review the selling restrictions set out in the Appendix.

Confidentiality

This Memorandum and any Supplement is strictly confidential and is to be read only by the person to whom it has been delivered to enable that person to evaluate an investment in a Segregated Portfolio. Neither this Memorandum nor any Supplement is to be reproduced or distributed to any other persons except that a potential investor may provide a copy to its professional advisers.

Investor responsibility

No representations or warranties of any kind are intended or should be inferred with respect to the economic return from, or the tax consequences of, an investment in a Segregated Portfolio. No assurance can be given that existing laws will not be changed or interpreted adversely. Potential investors should not construe this Memorandum or the relevant Supplement as legal, tax or financial advice.

The above information is for general guidance only. Before making an investment in a Segregated Portfolio prospective investors should review this Memorandum and the relevant Supplement carefully and in their entirety. Prospective investors should consult with their legal, tax and financial advisers as to any legal, tax, financial or other consequences of subscribing for, purchasing, holding, redeeming or disposing of Participating Shares in their country of citizenship, residence and/or domicile.

Risks

An investment in a Segregated Portfolio carries substantial risk. There can be no assurance that the investment objective of a Segregated Portfolio will be achieved and investment results may vary substantially over time. An investment in a Segregated Portfolio is only suitable for professional investors or sophisticated investors who are able to bear the loss of a substantial portion or even all of their investment in a Segregated Portfolio. An investment in a Segregated Portfolio is not intended to be a complete investment programme for any investor. There is no public market for Participating Shares, nor is a public market expected to develop in the future.

Potential investors should carefully consider the risk factors set out in the sections headed “Risk Factors” when considering whether an investment in a Segregated Portfolio is suitable for them in light of their circumstances and financial resources. Investors are advised to seek independent professional advice on the implications of investing in a Segregated Portfolio.

Directory

Prestige Global Fund SPC

Registered Office	4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman KY1-1002 Cayman Islands

Manager	Prestige Global Asset Management Limited 4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman KY1-1002 Cayman Islands

Investment Advisor	Prestige Asset Management Limited Suite 5102, Cheung Kong Center 2 Queen’s Road Central Hong Kong

Administrator	Equinoxe Alternative Investment Services (Bermuda) Limited
3 Bermudiana Road
Hamilton HM 11
Bermuda

Equinoxe Alternative Investment Services (Asia) Pte. Limited
112 Robinson Road
 #12-02
Singapore 068902

Auditors	Deloitte & Touche One Capital Place (OCP) 136 Shedden Road George Town P.O. Box 1787 KY1-1109 Grand Cayman, Cayman Islands

Legal Adviser as to Hong Kong law	Eversheds 21/F, Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong

Legal Adviser as to Cayman Islands law	Harney Westwood & Riegels 3601 Two Exchange Square 8 Connaught Place Central Hong Kong

Content

Definitions	1

Summary	5

The Company	8
Structure	8
Participating Shares	8
Dealing currency	8
Additional information	8

Management and Administration	9
Board of Directors	9
Manager	10
investment advisor	12
investment advisor Agreement	12
Administrator	13
Custodian	16
Distributor	16
Change of service providers	16

Fees and Expenses	17
Fees payable to the Manager	17
Fees payable to the Investment Advisor	19
Administration fees	19
Custody fees	19
Fees payable to the Directors	19
Expenses	19

Subscriptions	21
Subscriptions	21
Eligible Investors	21
Payment	21
Subscription procedure	21
Issue of Participating Shares	22
Prevention of money laundering	23
Form of Participating Shares	23

Redemption and Transfer	24
Procedure for the redemption of Participating Shares	24
Settlement	24
Redemptions in kind	24
Prevention of money laundering	25
Rights following the Redemption Day	25
Compulsory redemption	25
Transfer of Participating Shares	26

Net Asset Value	27
Determination of Net Asset Value	27
Valuation of assets	27
Suspensions	29

Risk Factors	31
Risks associated with the structure of the Company	31

Conflicts of Interest	34
Manager and Investment ADVISOR	34
Directors	34
Soft dollar arrangements	35

Taxation	36
General	36
Cayman Islands	36
Hong Kong	36
Other jurisdictions	37
Compliance with automatic exchange of information legislation	37

Financial Information and Reports	39
Financial year	39
Financial statements	39
Auditors	39
Reports to Shareholders	39

General	40
The Company	40
Share capital of the Company	40
Segregated portfolios	40
Rights of the Management Shares	41
Rights of the Participating Shares	41
Variation of rights attaching to a Class	42
Side letters	42
Amendments to the Articles	42
Winding up and termination	43
General meetings	43
Directors’ report	43
Regulation	43
Material contracts	44
Documents available for inspection	44
Enquiries	44

APPENDIX - RESTRICTIONS ON DISTRIBUTION	45

Definitions

In this Memorandum capitalised terms have the meanings set out below:

Administrator	Equinoxe Alternative Investment Services (Bermuda) Limited and Equinoxe Alternative Investment Services (Asia) Pte. Limited unless otherwise specified in the relevant Supplement.

Appendix	in respect of any Segregated Portfolio, the appendix to the Supplement setting out details of a Class of Participating Shares.

Articles	the memorandum and articles of association of the Company, as amended from time to time.

Auditors	Deloitte & Touche or such other person as may be appointed from time to time.

Business Day	unless otherwise specified in the relevant Supplement, a day (other than a Saturday or a Sunday) on which banks in Hong Kong are authorised to open for normal banking business and/or such other day or days as the Directors may determine, either generally or in any particular case, provided that where, as a result of a Number 8 Typhoon Signal, Black Rainstorm Warning or similar event, the period during which banks in Hong Kong are open on any day are reduced, such day shall not be a Business Day.

CIMA	the Cayman Islands Monetary Authority or any successor etc.

Class	any class of Participating Shares designated by the Directors pursuant to the Articles.

Companies Law	the Companies Law of the Cayman Islands, as amended or re-enacted from time to time.

Company	Prestige Global Fund SPC, an exempted company incorporated with limited liability and registered as a segregated portfolio company under the Companies Law with registration number 312284.

Custodian	means such person or person(s) who for the time being appointed to act as custodian of the Company.

Dealing Currency	in respect of any Class, the currency determined by the Directors on the establishment of the Class as the currency in which the Subscription Price, Redemption Price and Net Asset Value per Share of such Class will be calculated.

Directors	the directors of the Company from time to time.

Eligible Investor	a person to whom the Company can lawfully make an invitation to subscribe for Participating Shares without compliance with any registration or other legal requirements, who is able to acquire and hold Participating Shares without breaching the law or requirements of any relevant country, regulatory body or government authority and who satisfies such additional eligibility requirements as may be determined by the Directors from time to time.

IFRS	International Financial Reporting Standards issued by the International Accounting Standards Board.

Initial Offer Period	in relation to any Class, the period determined by the Directors during which Participating Shares of that Class are first offered for subscription, as specified in the relevant Supplement.

Investment Advisor	Prestige Asset Management Limited or such other investment advisor as appointed by the Directors from time to time.

Management Agreement	The management agreement between the Company and the Manager (as may be amended from time to time).

Management Fee	the management fee payable by the Company, out of the assets of the relevant Segregated Portfolio, to the Manager pursuant to the Management Agreement, as described in the relevant Supplement.

Management Share	a non-participating, non-redeemable, voting share of par value US$0.01 in the capital of the Company designated as a Management Share.

Manager	Prestige Global Asset Management Limited or such other Manager as may be appointed by the Directors from time to time.

Memorandum	this private placement memorandum, as amended from time to time.

Minimum Holding	Shares with an aggregate Net Asset Value of not less than the amount specified in the relevant Supplement.

Mutual Funds Law	the Mutual Funds Law of the Cayman Islands, as amended or re-enacted from time to time.

Net Asset Value	the net asset value of a Segregated Portfolio, the relevant Class or series or a Participating Share, as the case may be, determined as described in the section headed “Net Asset Value”.

Net Asset Value per Share	the Net Asset Value of a Participating Share, determined as described in the section headed “Net Asset Value”.

Participating Share	in respect of any Segregated Portfolio, a participating, redeemable, non-voting share of par value US$0.01 in the capital of the Company attributable to that Segregated Portfolio.

Peak Net Asset Value per Share	in respect of a Class is the greater of: (i) the price at which Participating Shares of that Class are issued at the close of the Initial Offer Period; and (ii) the highest Net Asset Value per Share of that Class in effect immediately after the end of the previous Calculation Period in respect of which a Performance Fee (other than a Performance Fee Redemption) was charged.

Performance Fee Redemption	with respect to any appreciation in the value of those Participating Shares from the Net Asset Value per Share at the date of subscription up to the Peak Net Asset Value per Share, the Performance Fee charged at the end of each Calculation Period by redeeming at par value such number of the Shareholder’s Participating Shares of the relevant Class as have an aggregate Net Asset Value equal to the Relevant Percentage of any such appreciation.

Performance Fee	the performance fee, if any, payable by the Company, out of the assets of the relevant Segregated Portfolio, to the Manager pursuant to the Management Agreement, as described in the relevant Supplement.

Redemption Day	in respect of any Segregated Portfolio, such day or days as may be specified in the relevant Supplement.

Redemption Notice	a request for the redemption of Participating Shares which shall be in such form as the Directors may determine from time to time.

Redemption Period	the period which the Redemption Notice must be submitted to the Administrator before the relevant Redemption Day pursuant to the relevant Supplement for the Segregated Portfolio.

Redemption Price	the price at which a Participating Share may be redeemed, calculated in the manner described in the relevant Supplement.

Relevant Percentage	the percentage of the appreciation in the Net Asset Value per Share above the Peak Net Asset Value per Share which shall be payable to the Manager pursuant to the Supplement.

Shareholder	a holder of one or more Participating Shares.

Segregated Portfolio	a segregated portfolio of the Company established in accordance with the Articles.

Subscription Agreement	an application to subscribe for Participating Shares which shall be in such form as the Directors may determine from time to time.

Subscription Day	in respect of any Segregated Portfolio, such day or days as may be specified in the relevant Supplement.

Subscription Fee	the subscription fee, if any, payable by the subscribers and deducted from the Subscription Amount, as described in the relevant Supplement.

Subscription Price	the price at which a Participating Share may be issued after the close of the Initial Offer Period, calculated in the manner described in the relevant Supplement.

Supplement	in respect of any Segregated Portfolio, the supplement to this document setting out details of that Segregated Portfolio which includes any Appendix to that supplement.

United States or US	the United States of America, its territories and possessions including the States and the District of Columbia.

US Person	a citizen or resident of the United States, a corporation, partnership or other entity created or organised in or under the laws of the United States or any person falling within the definition of the term “United States Person” under Regulation S promulgated under the United States Securities Act of 1933, as amended.

USD, US Dollar, or US$	the lawful currency of the United States.

Valuation Day	in respect of each Class, the Business Day immediately preceding each Redemption Day and each Subscription Day and/or such other day or days as the Directors may determine, either generally or in any particular case.

Valuation Point	in respect of any Segregated Portfolio, the close of business in the last market relevant to that Segregated Portfolio to close on the relevant Valuation Day, or such other time as the Directors may determine.

Summary

The following summary should be read in conjunction with the remainder of this Memorandum, the relevant Supplement, the Articles and the other documents referred to in this Memorandum and the relevant Supplement. The following summary is qualified in its entirety by reference to such documents.

The Company	Prestige Global Fund SPC is an exempted company incorporated with limited liability and registered as a segregated portfolio company in the Cayman Islands under the Companies Law.

As a segregated portfolio company, the Company is permitted to create one or more Segregated Portfolios in order to segregate the assets and liabilities of the Company held in respect of one Segregated Portfolio from the assets and liabilities of the Company held in respect of any other Segregated Portfolio and/or the general assets and liabilities of the Company. Under Cayman Islands law, the assets of one Segregated Portfolio will not be available to meet the liabilities of another Segregated Portfolio. Notwithstanding the segregation of assets and liabilities between Segregated Portfolios, the Company is a single legal entity and no Segregated Portfolio constitutes a legal entity separate from the Company itself.

This Memorandum sets out general information relating to the Company and its structure. A separate Supplement, to be read in conjunction with this Memorandum, will be issued in respect of each Segregated Portfolio. Each such Supplement will set out details of the relevant Segregated Portfolio and the Participating Shares attributable to that Segregated Portfolio.

The Directors may create a Segregated Portfolio at any time without notice to, or the consent of, the Shareholders. Each Segregated Portfolio may have, and is expected to have, different investment strategies from those of other Segregated Portfolios.

Participating Shares	The Company may issue Participating Shares of one or more classes in respect of a single Segregated Portfolio. Details of the Classes being offered in respect of a Segregated Portfolio are set out in the relevant Supplement.

At any time the Directors may create and designate additional Classes in respect of a Segregated Portfolio without notice to, or the consent of, the Shareholders. The Directors may differentiate between Classes on various bases, including but not limited to the Dealing Currency, the fees payable, the level of information provided and redemption rights.

Regulation	[The Company is registered with CIMA pursuant to section 4(3) of the Mutual Funds Law as a “regulated mutual fund” for the purposes of the Mutual Funds Law. The Company can accept more than fifteen investors (a majority of whom are capable of appointing or removing the Directors). Any such registration will not, however, imply that CIMA or any other regulatory authority in the Cayman Islands has approved this Memorandum, any Supplement or the offering of the Participating Shares.]

Investment objective and strategies	The investment objective, strategies and restrictions of a Segregated Portfolio are set out in the relevant Supplement. There can be no assurance that the investment objective of a Segregated Portfolio will be achieved.

Management	The Directors have overall responsibility for the management and administration of the Company. However, the Directors have delegated responsibility for day-to-day administrative functions to the Administrator and responsibility for making day-to-day investment decisions to the Manager.

Subscriptions	The Subscription Price for Participating Shares attributable to a Segregated Portfolio and any Subscription Fee is set out in the relevant Supplement.

Minimum subscription	The minimum initial investment per subscriber is set out in the relevant Supplement. The Directors may waive or reduce the minimum initial investment either generally or in any particular case. However, for so long as the Company is registered under section 4(3) of the Mutual Funds Law, the minimum initial investment cannot be less than US$100,000 (or its equivalent in the relevant Dealing Currency) (exclusive of any Subscription Fee).

Redemptions	Participating Shares may be redeemed at the option of the Shareholder in accordance with the terms set out in the relevant Supplement.

Redemption fee	A redemption fee may be charged on the redemption of Participating Shares. Details of any redemption fee are set out in the relevant Supplement.

Restrictions on redemptions	The Directors may temporarily suspend the redemption of Participating Shares in certain circumstances.

The Directors may also limit redemptions in certain circumstances. Details of any such limitation are set out in the relevant Supplement.

Payment of redemption proceeds	Redemption proceeds will normally be paid in cash by electronic transfer at the Shareholder’s risk and expense. However, in certain circumstances, the Company may pay redemption proceeds by way of a transfer of assets or partly in cash and partly by way of a transfer of assets.

Valuations	The Net Asset Value and the Net Asset Value per Share of each Class will be calculated as at the Valuation Point on each Valuation Day.

The Directors may temporarily suspend the calculation of the Net Asset Value and/or the Net Asset Value per Share in certain circumstances.

Restrictions on sale and transfer	Participating Shares will only be issued to, and may only be transferred to, persons who are Eligible Investors. Participating Shares may not be transferred without the prior written consent of the Directors.

Management Fee	The Company will pay the Manager a Management Fee, out of the assets of the relevant Segregated Portfolio. Details of the Management Fee payable are set out in the relevant Supplement.

Performance Fee	The Company may also pay the Manager a Performance Fee, out of the assets of the relevant Segregated Portfolio. Details of any Performance Fee payable are set out in the relevant Supplement.

Other fees and expenses	All the costs of the operation and management of a Segregated Portfolio, including the fees and expenses payable to service providers and all expenses related to its investment programme will be paid out of the assets of that Segregated Portfolio. To the extent that any fees and expenses incurred by the Company do not relate to a specific Segregated Portfolio, such fees and expenses will be apportioned between all relevant Segregated Portfolios.

Risk factors and conflicts of interest	An investment in a Segregated Portfolio entails risk. Potential investors should review carefully the discussions under the sections headed “Risk Factors” and “Conflicts of Interest”.

Reporting	Each Shareholder will be provided with a copy of an annual report that will include audited financial statements within six months of the end of each financial year of the Company. Shareholders will also be provided with a monthly report on the investment performance of the relevant Segregated Portfolio.
The financial year of the Company will end on 31 December in each year.

Tax	The Company is not subject to tax in the Cayman Islands (other than annual filing fees) under the current laws of the Cayman Islands. Potential investors should consult their own advisers as to the particular tax consequences to them of their proposed investment in a Segregated Portfolio.

The Company

Structure

The Company is an exempted company incorporated with limited liability and registered as a segregated portfolio company in the Cayman Islands under the Companies Law. The Company was incorporated on 8 June 2016.

As a segregated portfolio company, the Company is permitted to create one or more Segregated Portfolios in order to segregate the assets and liabilities of the Company held in respect of one Segregated Portfolio from the assets and liabilities of the Company held in respect of any other Segregated Portfolio and/or the general assets and liabilities of the Company. Under Cayman Islands law, the assets of one Segregated Portfolio will not be available to meet the liabilities of another Segregated Portfolio. Notwithstanding the segregation of assets and liabilities between Segregated Portfolios, the Company is a single legal entity and no Segregated Portfolio constitutes a legal entity separate from the Company itself.

This Memorandum sets out general information relating to the Company and its structure. A separate Supplement, to be read in conjunction with this Memorandum, will be issued in respect of each Segregated Portfolio. Each such Supplement will set out details of the relevant Segregated Portfolio and the Participating Shares attributable to that Segregated Portfolio.

The Directors may create a Segregated Portfolio at any time without notice to, or the consent of, the Shareholders. Each Segregated Portfolio may have, and is expected to have, different investment strategies from those of other Segregated Portfolios.

Participating Shares

The Company may issue Participating Shares of one or more classes in respect of a single Segregated Portfolio. Details of the Classes being offered in respect of a Segregated Portfolio are set out in the relevant Supplement.

At any time the Directors may create and designate additional Classes in respect of a Segregated Portfolio without notice to, or the consent of, the Shareholders. The Directors may differentiate between Classes on various bases, including as to the Dealing Currency, the fees payable, the level of information provided and redemption rights.

Participating Shares do not carry voting rights except in relation to a modification of the rights attaching to a Class. The Management Shares, which are the voting shares in the Company, are held by the Manager.

Dealing currency

The base currency of the Company is the US Dollar and the financial statements of the Company will be presented in US Dollars.

The Directors may designate a Dealing Currency for any Class and in the absence of any such designation, the Dealing Currency will be the US Dollar. Subscriptions for, and redemptions of, Participating Shares of a Class will be processed in the relevant Dealing Currency, and the Net Asset Value per Share of the Class will be calculated and quoted in such Dealing Currency. The Dealing Currency of each Class is specified in the relevant Supplement.

Additional information

This Memorandum does not purport to be and should not be construed as a complete description of the Articles, the Subscription Agreement or the contracts entered into by or in respect of the Company, on behalf of a Segregated Portfolio. Before investing in a Segregated Portfolio each potential investor should examine this Memorandum, the relevant Supplement, the Subscription Agreement and the Articles and satisfy itself that an investment in that Segregated Portfolio is appropriate. In the event that there is any conflict between the Articles and this Memorandum or the relevant Supplement, the Articles shall prevail.

Additionally, and prior to a potential investor purchasing any Participating Shares, the Company will make available to the potential investor the opportunity to ask questions of and receive written answers from representatives of the Company concerning the terms and conditions of an investment in the relevant Segregated Portfolio.

An investment in a Segregated Portfolio may be considered speculative. It is not intended as a complete investment programme. It is designed only for experienced and sophisticated investors who are able to bear the risk that all or a substantial part of their investment in the relevant Segregated Portfolio may be lost.

Management and Administration

Board of Directors

The Directors are responsible for the overall management and control of the Company in accordance with the Articles. However, unless otherwise specified in the relevant Supplement, the Directors have delegated responsibility for day-to-day administrative functions to the Administrator and responsibility for making day-to-day investment decisions to the Manager.

The Directors will meet periodically to review the operations and investment performance of each Segregated Portfolio. Save for these periodic reviews, the Directors will not have any responsibility for reviewing or approving any trade, investment, borrowing or other action of the Manager or any delegate of the Manager.

The current Directors are:

●	Mr. Shi Hongtao

Mr. Shi started his investment banking and investment trading career at Wall Street, where he has worked for over 10 years. Prior to founding Prestige Capital in 2006, Mr. Shi was a Director in Prudential Financial and New York JB Oxford & Co. Wall Street trading floor, and worked as managing director in Pacific Untied, Inc. He brings to his role strong insight into technology, media, and telecom (TMT), environmental protection, healthcare, new materials and consumer industries, built form rich experience in global capital markets and transactions at Wall Street.

Mr. Shi has successfully invested and operated nearly 10 listing cases. One of which was a real estate investment company, which was managed by Mr. Shi and was acquired by a well-known listed real estate company at the price of over HK$1 billion. He has unique professional insights and rich experience on Chinese enterprises overseas listing, M&A and other cross-border capital operation. Mr. Shi graduated from Central University of Finance and Economics and Towson University and received his EMBA degree from New York University.

●	Mr. Sze Chi Tak

Mr. Sze is a successful business man and has abundant experiences in investing and valuing properties in Asia since 1996. During the past twenty years, Mr. Sze has been actively investing and managing the residential and commercial property projects in Hong Kong, Macau, and People’s Republic of China (PRC). In additional to the investment experience in properties in Asia, Mr. Sze is also an expert in securities investment.

For the purposes of this Memorandum, the address of all the Directors is the registered office of the Company.

Retirement of Directors

The Articles do not stipulate a retirement age for the Directors nor do they provide for retirement of the Directors by rotation. The Directors may at any time elect to appoint another person to serve as a Director or to fill a vacancy.

Liability of Directors

The Articles provide that no Director will be liable to the Company for any loss or damage in carrying out his functions unless that loss or damage arises through the actual fraud, wilful default or gross negligence of such Director. Each Director is entitled to be indemnified out of the assets of the relevant Segregated Portfolio against any and all liabilities, actions, proceedings, claims, demands, costs, damages and expenses (including any legal expenses) whatsoever incurred by him as a result of any act or failure to act in carrying out his functions in respect of that Segregated Portfolio. However, a Director will not be indemnified for any liabilities, actions, proceedings, claims, demands, costs, damages or expenses that he incurs due to his own actual fraud, wilful default or gross negligence.

Insurance

The Company may purchase and maintain insurance for the benefit of any person who is or was a Director.

Manager

Unless otherwise specified in the relevant Supplement, the following will apply in respect of each Segregated Portfolio.

The Company has appointed Prestige Global Asset Management Limited to act as manager of the relevant Segregated Portfolio pursuant to an agreement between the Company, on behalf of the Segregated Portfolio, and the Manager (each such agreement a Management Agreement). The Manager is an exempted company incorporated with limited liability in the Cayman Islands.

Under the Securities Investment Business Law of the Cayman Islands, a person acting as an investment manager is not required to be licensed if it carries on such business exclusively (whether directly or indirectly) for sophisticated persons or high net worth persons. The Manager intends to manage its business in such a way that it is not required to be licensed and accordingly is not subject to regulation by CIMA.

The current principals of the Manager are Mr. Shi Hongtao and Mr. Sze Chi Tak, whose biography appears under “Board of Directors” above, and:

Management Agreement

Pursuant to the Management Agreement, the Manager is appointed to act as the manager in respect of each of the Segregated Portfolios subject to the overall control and supervision of the Directors and to appoint the Investment Advisor as investment advisor in respect of each of the Segregated Portfolios to manage and invest each Segregated Portfolio, on a discretionary basis, in pursuit of the Articles and the Memorandum of the Company and the Supplement of the relevant Segregated Portfolio and subject to the terms of the Investment Advisory Agreement or as otherwise stipulated by the Directors, from time to time, until such appointment shall be terminated. The Manager has a duty to do the following things:

(a)	borrow or raise monies for the account of any Segregated Portfolio, and, from time to time without limitation as to amount or manner and time of repayment, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness;

(b)	open, maintain and close bank accounts, brokerage accounts and custody accounts in the name of each Segregated Portfolio and, subject to compliance with applicable laws and regulations, give instructions with respect to such accounts;

(c)	do any and all acts on behalf of the Company acting for the account of a Segregated Portfolio, and exercise all rights of the Company (or, as applicable, a Segregated Portfolio), with respect to its interest in any person, firm, corporation or other entity, including, without limitation, the voting of shares, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters;

(d)	lend, with or without security, any of the investments, funds or other property of a Segregated Portfolio;

(e)	organize one or more corporations formed to hold record title, as nominee for each Segregated Portfolio, to investments or funds attributable to the relevant Segregated Portfolio;

(f)	engage personnel (whether part-time or full-time), lawyers and independent accountants, analysts, traders, or such other persons with respect to each Segregated Portfolio as the Manager may deem necessary or advisable;

(g)	select brokers and accept soft dollars from such brokers in accordance with applicable laws regulations and codes of conduct;

(h)	to do such other acts as the Manager may deem necessary or advisable in connection with the maintenance and administration of each Segregated Portfolio, including without limitation, communicating with investors and potential investors in each of the Segregated Portfolios, preparing or causing to be prepared reports, financial statements and other communications with investors;

(i)	permit, where the Manager deems appropriate, the acceptance of late subscription requests and funds; and

(j)	authorize any employee or other agent of the Manager or agent or employee of the Company to act for and on behalf of the Company and for the account of each Segregated Portfolio in all matters incidental to the foregoing.

The Manager may delegate any of its powers under the Management Agreement to any other person or persons as the Manager considers appropriate.

The Management Agreement provides that neither the Manager nor any of its directors, officers, employees or shareholders shall be liable in respect of the negligence, wilful misfeasance, bad faith, reckless disregard, willful default or fraud of any person, firm or company through which transactions in Investments are effected for each Segregated Portfolio, of any custodians or any other party having custody or possession of the relevant Segregated Portfolio from time to time, or of any clearance or settlement system and the Manager shall not be liable for any loss in connection with the Management Agreement unless such loss or damage is due to the gross negligence, wilful default or fraud of the Manager. The Management Agreement provides further that the Company shall indemnify the Manager and each of its directors, officers, employees and shareholders, out of the assets of the relevant Segregated Portfolio, against any and all liabilities, obligations, losses, damages, suits and expenses which may be incurred by or asserted against the Manager in its capacity as Manager of the Segregated Portfolio other than those resulting directly or indirectly from the Manager’s gross negligence, wilful default or fraud, in each case out of the assets of the relevant Segregated Portfolio.

The Management Agreement may be terminated by either party on not less than ninety (90) days’ written notice and, in certain circumstances, may be terminated immediately. The Management Agreement is governed by the laws of the Cayman Islands.

investment advisor

Unless otherwise specified in the relevant Supplement, the following will apply in respect of each Segregated Portfolio.

Prestige Asset Management Limited has been appointed to provide investment advisory and asset management services in respect of the relevant Segregated Portfolio pursuant to an agreement between the Manager and the Investment Advisor (each such agreement and Investment Advisory Agreement). The Investment Advisor is a company incorporated with limited liability in Hong Kong.

The Investment Advisor is licensed for type 4 (advising on securities) and 9 (asset management) regulated activities by the Securities and Futures Commission under the Securities and Futures Ordinance of Hong Kong.

The key personnel of the Investment Advisor are Leung Ka Yee Andrew and Chan Yin Bing, whose biography appears under “Responsible Officer” below:

The current responsible officers are:

Mr. Leung Ka Yee Andrew joined Prestige Asset Management Limited as managing director and is the Responsible Officer holding the licences of SFC Regulated Activities Type 4 & 9 (Advising on Securities & Asset Management). He leads the business development & marketing of asset management department and he is responsible for the management and daily operation of the Company’s Segregated Portfolio. He has accumulated fruitful experiences in managing hedge funds, allocating asset across countries and sectors, conducting in-depth research and formulating complicated trading strategies. Before joining Prestige Asset Management Limited, he was a portfolio manager of a global long-short hedge fund at Aria Capital Limited. He also worked as a senior research analyst in Global Event Arbitrage Fund at Everbright Capital Management Limited and as an industrial research analyst at Piper Jaffray (Hong Kong). Andrew graduated from the Chinese University of Hong Kong with an engineering degree, and earned an Master of Business Administration from the Hong Kong University of Science and Technology.

Ms. Chan Yin Bing Bonnie joins Prestige Asset Management Limited as a Responsible Officer holding the licences of SFC Regulated Activities Type 4 & 9 (Advising on Securities & Asset Management). Bonnie worked in the credit and bills department of the Toronto Dominion Bank (Canada). After returning to Hong Kong, she joined a listed asset management company as senior manager responsible for asset management of individual and corporate clients. She also worked with private banks to manage assets for high net worth clients and arranged group insurance benefits for a US listed multi-national company. Bonnie graduated from York University (Canada) with a double major in Economic and Psychology (Hon). She is also a certified financial planner (CFP).

investment advisor Agreement

Pursuant to the Investment Advisory Agreement, the Investment Advisor has discretion and authority to buy, sell (including without limitation short sales), retain, convert, execute, exchange or otherwise deal in Investments, borrow securities, incur indebtedness, make deposits, subscribe to issues and offers for sale of, and accept placings, underwritings and sub-underwritings, of any Investments, effect transactions whether or not on any recognised market or exchange and whether or not frequently traded on any such market or exchange (including, without limitation, derivatives, transactions, repurchase and reverse repurchase transactions, and securities lending transactions), negotiate, settle and sign on behalf of a Segregated Portfolio account opening and any other documentation required to be so negotiated, settled or signed in connection with the execution of transactions in relation to the relevant Segregated Portfolio by the Investment Advisor and otherwise act as the Investment Advisor judges appropriate in relation to the management and investment of each Segregated Portfolio. The Investment Advisor shall have discretion to negotiate, settle and arrange for signing on behalf of each of the Segregated Portfolios account opening documentation, provided that copies of such documentation are provided to the Company prior to signing.

The Investment Advisory Agreement provides that the Investment Advisor shall not be liable for any loss howsoever arising directly or indirectly out of or in connection with the performance by the Investment Advisor of its duties and obligations under the Investment Advisory Agreement unless such loss or damage is due to the gross negligence, wilful default or fraud of the Investment Advisor. The Investment Advisory Agreement provides further that the Manager shall indemnify the Investment Advisor and each of its members, officers and employees (each an “Indemnified Person”), out of the assets of the Manager, against any and all liabilities, obligations, losses, damages, suits and expenses which may be incurred by or asserted against the Investment Advisor in its capacity as Investment Advisor of a Segregated Portfolio and against any other Indemnified Person other than those resulting from the gross negligence, wilful default or fraud on the part of the Investment Advisor or that of an Indemnified Person.

The Investment Advisory Agreement may be terminated by any party on not less than ninety (90) days’ written notice and in certain circumstances may be terminated immediately. The Investment Advisory Agreement is governed by the laws of Kong Kong.

Administrator

Unless otherwise specified in the relevant Supplement, the Company, on behalf of the Segregated Portfolio, has appointed Equinoxe Alternative Investment Services (Bermuda) Limited to act as administrator, registrar and transfer agent of the Company pursuant to an agreement between the Company, and the Administrator dated 23 September 2016 (the “Administration Agreement”).

Pursuant to the Administration Agreement, the duties of the Administrator includes:

(i)	delivery of any statements or reports;

(ii)	implementing the Company’s procedures (as advised by the Company to the Administrator in writing from time to time and as agreed in writing by the Administrator) for the reasonable and prompt handling of any complaints received from investors in the Company;

(iii)	at its own expense providing or procuring the provision of such office accommodation, staffing and other facilities as may be required to enable it to perform its duties under the Administration Agreement, provided that the Company shall not be entitled to the exclusive use of any such accommodation or to the exclusive services of any particular member of the Administrator’s staff;

(iv)	keeping the register of Shareholders of the Company (the “Register”) and for all other duties incidental thereto in accordance with applicable statutory provisions;

(v)	arranging for the issue, transfer, allotment, conversion, redemption and/or purchase of Participating Shares, including receiving Subscription Agreements and redemption notices, reviewing the information contained in the Subscription Agreement and determining that such documents have been properly and fully completed, and entered on the Register all issues, allotments, transfers, conversions, redemptions and/or purchases of Participating Shares including pursuant to all provisions of this Memorandum and the Memorandum & Articles of Association of the Company (the “Articles”);

(vi)	taking or procuring that there are taken reasonable and proper precautions for the safe custody of the Register, the seal (if any) and of the Share certificates (if any) of the Company held by the Administrator pending issue, of Share certificates (if any) tendered for exchange, replacement, conversion, redemption or transfer by the holders thereof, of cancelled Share certificates (if any) held by the Administrator, of share transfer forms tendered to the Administrator and of all other documents held by it in performance of its duties hereunder;

(vii)	carry out such checks and request such documentation as may be necessary to verify the identity and status of any Shareholder; retain sufficient information on file to verify the identity of all Shareholders for such period that may be required by Bermuda law but not less than 6 years, following the final redemption of the relevant Shareholder’s investment; and promptly supply to the Company with copies of all documentation and information held on file relating to each Shareholder in the event of any court order or enquiry from the legal or regulatory authorities in Bermuda or any competent jurisdiction or reasonably required by the Company in order to enable the Company to comply with its obligations to ensure compliance with applicable Anti-Money Laundering Legislation;

(viii)	receiving, recording and dealing with powers of attorney, dividend mandates, vesting orders, certificates of marriage or death, notices of change of name and other documents affecting the title to Participating Shares or any dividends payable upon Participating Shares or affecting the Register in accordance with the Administrator’s normal practice or in accordance with proper instructions as set out in the Administration Agreement;

(ix)	upon acceptance of each subscription for Participating Shares by the Company dealing with the related proceeds (as consideration for such subscription) into any subscription account opened and maintained by the Administrator on behalf of the Company;

(x)	in the event that Participating Share certificates are issued, preparing on behalf of the Company new Participating Share certificates and balance certificates and procure that certificates for Participating Shares shall be issued or cancelled only in accordance with proper instructions as set out in the Administration Agreement and in the case of the issue of Participating Shares only after satisfying itself that the Company has received from all applicants all payments due in respect of such issue;

(xi)	in the event that Participating Shares are issued in uncertificated form, issuing a notice on a timely basis to each Shareholder evidencing that Participating Shares have been issued, but only after satisfying itself that the Company has received from the relevant applicant all payments due in respect of such issue;

(xii)	preparing on and in accordance with proper instructions as set out in the Administration Agreement within the timescales prescribed in this Memorandum and the relevant Supplement and subject to being satisfied that sufficient monies are available, issuing warrants or payment of redemption moneys on redemption of Participating Shares or arranging for payment of dividends or such redemption moneys to or in accordance with the instructions of the Shareholders and notifying the Company of the amounts and warrants for payments so made;

(xiii)	dispatching all such circulars, notices of meetings, financial statements and other written material to all persons entitled to receive the same as necessary under the Articles or as the Company may require;

(xiv)	dealing with and answering all correspondence for or on behalf of the Shareholders of the Company relating to the functions of the Administrator under the Administration Agreement;

(xv)	determining in accordance with the method of calculation agreed upon by the Company and pursuant to proper instructions as set out in the Administration Agreement, any performance or incentive fee payable to the Manager and any accrual in relation thereto and determining in the name and on behalf of the Company as of each valuation point the Net Asset Value and the Net Asset Value per Share in accordance with this Memorandum and in accordance with the information supplied to it by or on behalf of the Company and the Custodian;

(xvi)	in accordance with the Articles and under the supervision of the Directors of the Company, the Administrator shall be responsible for performing all financial and accounting duties and functions necessary or appropriate in connection with the activities of the Company;

(xvii)	at the request of the Company providing details of participation by plans in the Company pursuant to the information provided by each Shareholder in the Subscription Agreement; and

(xviii)	when necessary, in accordance with instructions from the Company, further to a written resolution of the Directors, deploying payments in relation to fund investments prior to the contracted dealing day.

According to the Administration Agreement, the Administrator may appoint any affiliate to perform any of its duties under the Administration Agreement (including in such appointment powers of sub-delegation). The Administrator will be liable for the acts and omissions of the affiliate in connection with the Administration Agreement and any other entity to which it has delegated any of its duties and/or functions under the Administration Agreement. The fees and other remuneration of any such affiliate will be paid by the Administrator.

The Administrator shall not, in the absence of negligence, wilful default or fraud on its part or on the part of an associated person be liable for any loss, damage or expense incurred by the Company arising out of or in connection with the performance (or failure to perform) by the Administrator or its associated persons of its duties under or pursuant under the Administration Agreement. To the fullest extent permitted by applicable law and notwithstanding any other provision of the Administration Agreement, the Administrator excludes all liability arising out of or in connection with the Administration Agreement, whether in contract (including under any indemnity), in tort (including negligence), under a warranty, under statute, by means of strict liability or under any other legal theory for indirect, prospective, speculative, exemplary, consequential or punitive damages or losses of any kind whatsoever, regardless of the form of action, and regardless of whether the Administrator was advised of the possibility of such losses or such losses or damages were foreseeable and these shall include but shall not be limited to loss of profits, loss of revenue, loss of savings (actual or anticipated) and loss of goodwill. In any case, the Administrator’s liability will always be limited to a maximum of US$500,000.

The Company shall indemnify and keep indemnified on a full indemnity basis, and shall hold harmless, the Administrator and its associated persons from and against any and all claims which may be made or brought against or suffered or incurred by the Administrator or its associated persons arising out of or in connection with the performance of the Administrator’s duties hereunder, except where, and to the extent that, such claims result directly from the negligence, wilful default or fraud on the part of the Administrator or any associated person in the performance of its obligations pursuant to the Administration Agreement.

The Administrator shall have no liability for the failure by the Company to adhere to any investment objective, investment policy, investment restrictions, borrowing restrictions, operating guidelines or other restrictions established for or imposed upon the Company.

Please refer to the Supplement for details of the Administration Fee.

Custodian

Since the Segregated Portfolio will only invest in a portfolio of fund(s) (the “Underlying Funds”), the custodian will be the bank where the Company open an account for custody of the cash of the portfolio.

If the Underlying Funds dissolve and the securities held by the Underlying Funds are distributed in kind to the Company for the account of a Segregated Portfolio, the Company may appoint a custodian to hold any such securities temporarily until such securities can be realised. The fees of any such custodian would be expected to be in line with current market rates.

Please refer to the Supplement for details of any custodian fee.

Distributor

The Company and/or the Manager may appoint one or more distributors or placement agents to solicit subscriptions for Participating Shares. Such distributors or placement agents may charge a subscriber for Participating Shares, whose subscription they have solicited, a fee of up to 5 per cent of the Subscription Amount (which should be payable in addition to any Subscription Amount) or may share in the management and performance fees payable to the Manager. If any such distribution or placement fee is paid to the Company, the Company will pay it to the Manager for distribution to the relevant distributor or placement agent. Any management or performance fees payable by the Manager to a distributor or placement agent shall be paid out of the management or performance fees paid by the Company to the Manager.

Change of service providers

The Directors may, at any time, change any of the service providers referred to above, agree different contractual terms with any of them, and/or appoint additional or alternative service providers, in each case without prior notice to, or the agreement of, Shareholders.

Fees and Expenses

Fees payable to the Manager

Management Fee

Details of the Management Fee payable to the Manager in respect of a Segregated Portfolio are set out in the relevant Supplement.

Performance Fee

Details of any Performance Fee payable to the Manager in respect of a Segregated Portfolio are set out in the relevant Supplement.

Unless otherwise specified in the relevant Supplement, the Performance Fee will be calculated on a share-by-share basis so that each Participating Share attributable to the Segregated Portfolio is charged a Performance Fee that is fairly attributable to that Participating Share’s performance. This method of calculation ensures that: (i) any Performance Fee paid to the Manager is charged only to those Participating Shares which have appreciated in value above the Peak Net Asset Value per Share; (ii) all holders of Participating Shares of the same Class have the same amount of capital per Participating Share at risk in the Segregated Portfolio; and (iii) all Participating Shares of the same Class have the same Net Asset Value per Share.

Adjustments

Unless otherwise specified in the relevant Supplement, if a subscriber subscribes for Participating Shares at a time when the Net Asset Value per Share of the relevant Class is other than the Peak Net Asset Value per Share of that Class, certain adjustments will be made to reduce inequities that could otherwise result to the subscriber or to the Manager.

(a)	If Participating Shares are subscribed for at a time when the Net Asset Value per Share is less than the Peak Net Asset Value per Share of the relevant Class, the subscriber will be required to pay a Performance Fee with respect to any subsequent appreciation in the value of those Participating Shares. With respect to any appreciation in the value of those Participating Shares from the Net Asset Value per Share at the date of subscription up to the Peak Net Asset Value per Share, the Performance Fee will be charged at the end of each Calculation Period by Performance Fee Redemption. An amount equal to the aggregate Net Asset Value of the Participating Shares so redeemed will be paid as a Performance Fee. The Company will not be required to pay to the Shareholder the redemption proceeds of the relevant Participating Shares, being the aggregate par value thereof.

Performance Fee Redemptions are employed to maintain a uniform Net Asset Value per Share of each Class. As regards the Shareholder’s remaining Participating Shares of the relevant Class, any appreciation in the Net Asset Value per Share of those Participating Shares above the Peak Net Asset Value per Share of that Class will be charged a Performance Fee in the manner described above. If a Shareholder redeems Participating Shares during a Calculation Period and an adjustment in accordance with the principles of this paragraph (a) is required in relation to such Participating Shares, such adjustment shall be deducted from the redemption proceeds and will be paid to the Manager.

(b)	If Participating Shares are subscribed for at a time when the Net Asset Value per Share is greater than the Peak Net Asset Value per Share of the relevant Class, the subscriber will be required to pay an amount in excess of the then current Net Asset Value per Share of that Class equal to the Relevant Percentage of the difference between the then current Net Asset Value per Share of that Class (before accrual for the Performance Fee) and the Peak Net Asset Value per Share of that Class (an Equalisation Credit). At the date of subscription the Equalisation Credit will equal the Performance Fee per Participating Share accrued with respect to the other Participating Shares of the same Class (the Maximum Equalisation Credit).

The Equalisation Credit is payable to account for the fact that the Net Asset Value per Share has been reduced to reflect an accrued Performance Fee to be borne by existing Shareholders; it serves as a credit against the Performance Fee that might otherwise be payable out of the assets of the Segregated Portfolio but that should not, in fairness, be charged against the Shareholder making the subscription because, as to such Participating Shares, no favourable performance has yet occurred. The Equalisation Credit ensures that all holders of Participating Shares of the same Class have the same amount of capital at risk per Participating Share.

The Equalisation Credit will be at risk in a Segregated Portfolio and will appreciate or depreciate based on the performance of the Participating Shares of the relevant Class subsequent to the issue of the relevant Participating Shares, but will never exceed the Maximum Equalisation Credit. In the event of a decline as at any Valuation Day in the Net Asset Value per Share of those Participating Shares, the Equalisation Credit will be reduced by an amount equal to the Relevant Percentage of the difference between the Net Asset Value per Share (before accrual for the Performance Fee) at the date of issue and as at that Valuation Day. Any subsequent appreciation in the Net Asset Value per Share of the relevant Class will result in the recapture of any reduction in the Equalisation Credit but only to the extent of the previously reduced Equalisation Credit up to the Maximum Equalisation Credit.

At the end of each Calculation Period, if the Net Asset Value per Share (before accrual for the Performance Fee) exceeds the Peak Net Asset Value per Share of the relevant Class, that portion of the Equalisation Credit equal to the Relevant Percentage of the excess, multiplied by the number of Participating Shares of the relevant Class subscribed for by the Shareholder, will be applied to subscribe for additional Participating Shares of the relevant Class for the Shareholder. Additional Participating Shares of the relevant Class will continue to be so subscribed for at the end of each Calculation Period until the Equalisation Credit, as it may have appreciated or depreciated in the Segregated Portfolio after the original subscription for Participating Shares was made, has been fully applied.

If the Shareholder redeems Participating Shares before the Equalisation Credit (as adjusted for depreciation and appreciation as described above) has been fully applied, the Shareholder will receive additional redemption proceeds equal to the Equalisation Credit then remaining multiplied by a fraction, the numerator of which is the number of Participating Shares of the relevant Class being redeemed and the denominator of which is the number of Participating Shares of that Class held by the Shareholder immediately prior to the redemption in respect of which an Equalisation Credit was paid on subscription.

General

The Manager may waive, reduce or rebate the Management Fee and/or Performance Fee with regard to certain Shareholders that are directors, officers, employees, affiliates or connected persons of the Manager and/or the Investment Advisor or are deemed strategic investors. Any reduction of the Management Fee or Performance Fee, or both, may be effected by capitalising an amount equal to the amount of that reduction or rebate and applying that amount to purchase further Participating Shares of the relevant Class for that Shareholder.

Fees payable to the Investment Advisor

The Manager will be responsible for payment of the Investment Advisor’s fees and expenses. The Investment Advisor will not receive any compensation out of the assets of a Segregated Portfolio.

Administration fees

Details of the fees payable to the Administrator in respect of any Segregated Portfolio are set out in the relevant Supplement.

Custody fees

The Custodian will receive such fees, out of the assets of the relevant Segregated Portfolio, as may be agreed between the Company, on behalf of the relevant Segregated Portfolio, and the Custodian from time to time. The fees charged by the Custodian will not exceed commercial rates. The Custodian will also be entitled to various transaction and processing fees and to be reimbursed for all out of pocket expenses properly incurred by it in the performance of its duties.

Fees payable to the Directors

The remuneration of the Directors is determined by a resolution of the Directors. All the Directors have, however, waived their entitlement to directors’ fees until further notice. The Directors may be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company, or in connection with the business of the Company.

Expenses

Preliminary Expenses

The Company will pay the costs and expenses of, and incidental to, the establishment of the Company out of the proceeds of the initial issue of Participating Shares. Such costs and expenses include those relating to the negotiation and preparation of the contracts entered into by the Company and the fees and expenses of professional advisers.

These preliminary expenses are estimated to be approximately US$100,000 and will be amortised on a straight line basis over a period of three (3) years from the initial issue of Participating Shares attributable to each Segregated Portfolio. The Directors may shorten the period over which such expenses are amortised. Under IFRS, establishment costs should be expensed as incurred and amortisation is not consistent with IFRS. However, the Directors believe that the amortisation of establishment costs is more equitable and are of the opinion that the departure from IFRS is unlikely to be material to the overall financial statements. To the extent that the preliminary expenses policy adopted in respect of a Segregated Portfolio deviates from IFRS, certain adjustments may be made in the financial statements of such Segregated Portfolio in order to comply with IFRS.

In the event that additional Segregated Portfolios are created during the period over which preliminary expenses relating to the establishment of the Company are being amortised, the Directors may allocate a portion of such unamortised preliminary expenses to the additional Segregated Portfolios.

Operating Expenses

Each Segregated Portfolio will bear all expenses related to its investment programme, including (i) brokerage commissions, (ii) expenses related to buying and selling securities, including any issue or transfer taxes chargeable in connection with any securities transactions, (iii) interest on borrowings, including borrowings from banks, (iv) expenses incurred by the Manager in connection with a Segregated Portfolio, and (v) fees and expenses of any custodian, escrow agent and other investment related service providers appointed by the Company in respect of that Segregated Portfolio.

Each Segregated Portfolio will also bear expenses incurred in connection with its operations including (i) fees and expenses of service providers, advisers and consultants, (ii) the Management Fee and Performance Fee, (iii) indemnification expenses and the cost of insurance against potential indemnification liabilities, (iv) legal, administrative, accounting, tax, audit and insurance expenses, (v) all registration fees, taxes and corporate fees payable to any relevant government, agency or regulatory authority, (vi) expenses with respect to investor communications, including marketing expenses, expenses of meetings of Shareholders and costs of preparing, printing and distributing financial statements and other documents, (vii) Directors’ fees (if any) and expenses, and (viii) litigation or other extraordinary expenses.

To the extent that any fees and expenses incurred by the Company do not relate to a specific Segregated Portfolio or relate to more than one Segregated Portfolio, such fees and expenses will be apportioned to the relevant Segregated Portfolios pro rata in proportion to the most recent Net Asset Value of each relevant Segregated Portfolio, by reference to the number of relevant Segregated Portfolios or in such other proportions as the Directors determine on an equitable basis.

Subscriptions

Subscriptions

Participating Shares attributable to a Segregated Portfolio are being offered for subscription on the terms set out in the relevant Supplement.

Eligible Investors

Each subscriber for Participating Shares will be required to represent and warrant that, amongst other things (i) it is able to acquire and hold Participating Shares without breaching the law or requirements of any country, regulatory body or government authority, (ii) it has the knowledge, expertise and experience in financial matters to evaluate the risks associated with investing in the relevant Segregated Portfolio, (iii) it is aware of the risks inherent in investing in the types of assets in which the relevant Segregated Portfolio will invest and the method by which these assets will be held and/or traded, and (iv) it can bear the loss of its entire investment in the relevant Segregated Portfolio.

Participating Shares will not be issued or transferred to any person in circumstances which, in the opinion of the Directors, would or may cause an undue risk of adverse tax, regulatory or other consequences to the Company or any Shareholders.

Participating Shares will not be issued to, and may not be transferred to, any US Person except with approval from the Directors.

Payment

Payment for Participating Shares must be made in cash, by electronic transfer in immediately available funds (net of bank charges), in the Dealing Currency of the Class being subscribed for. In the event that subscription monies are received in any currency other than the relevant Dealing Currency, conversion into the relevant Dealing Currency will be arranged by the Company at the risk and expense of the subscriber. Any bank charges incurred in respect of electronic transfers will be deducted from the subscription monies and only the net amount will be invested in Participating Shares. No cheques will be accepted by the Administrator.

All subscription monies must originate from an account held in the name of the subscriber. No third party payment will be permitted except with special approval from the Directors. Interest on subscription monies will accrue to a Segregated Portfolio.

If timely settlement is not made, an application may lapse and be cancelled. In such circumstances, the Company has the right to bring an action against the defaulting subscriber to obtain compensation for any loss directly or indirectly resulting from the failure by the subscriber to make good settlement by the settlement date.

Subscription procedure

Unless otherwise specified in the relevant Supplement, subscribers for Participating Shares during the Initial Offer Period must send their completed Subscription Agreement, together with any supporting documents, so as to be received by the Administrator by no later than 5:00 p.m. (Hong Kong time) on the Business Day which is ten (10) Business Days before the last Business Day of the Initial Offer Period. Subscription monies must be sent by electronic transfer so that cleared funds are received in the bank account of the relevant Segregated Portfolio by no later than 5:00 p.m. (Hong Kong time) on a day not less than five (5) Business Days of the Initial Offer Period.

Once a completed Subscription Agreement has been received by the Administrator it is irrevocable. Subscription Agreements received late or late cleared funds may be held over until the first Subscription Day and Participating Shares, if issued, will then be issued at the Subscription Price applicable on that first Subscription Day, although the Administrator may, under direction from the Investment Advisor, allow late cleared funds.

Unless otherwise specified in the relevant Supplement, after the Initial Offer Period subscribers for Participating Shares and Shareholders wishing to apply for additional Participating Shares must send their completed Subscription Agreement, together with any supporting documents, so as to be received by the Administrator by no later than 5:00 p.m. (Hong Kong time) on the Business Day which is ten (10) Business Days before the applicable Subscription Day. Subscription monies must be sent by electronic transfer so that cleared funds are received in the bank account of the relevant Segregated Portfolio by no later than 5:00 p.m. (Hong Kong time) on a day not less than five (5) Business Days (inclusive of the day when payment is received) prior to the applicable Subscription Day.

The Directors may waive the requirements specified above, either generally or in any particular case. Unless the Directors determine otherwise, if the completed Subscription Agreement and subscription monies in cleared funds are not received by the applicable time referred to above, the application will be held over to the Subscription Day following receipt of the outstanding documentation and/or subscription monies, as the case may be. Participating Shares will then be issued at the relevant Subscription Price on that Subscription Day.

Subscription Agreements may be sent by facsimile or email provided the original follows promptly. None of the Directors, the Company or the Administrator accept any responsibility for any loss arising from the non-receipt or illegibility of any Subscription Agreement sent by facsimile or email, or for any loss caused by or as a result of any action taken in connection with facsimile or email instructions believed in good faith to have originated from properly authorised persons.

Unless otherwise directed by the Directors, once a completed Subscription Agreement has been received by the Administrator it is irrevocable.

The Company may reject any application in whole or in part and without giving any reason for doing so. If an application is rejected, the subscription monies paid, or the balance thereof in the case of a partial rejection, will be returned (without interest) as soon as practicable to the account from which the subscription monies were originally remitted. Any costs incurred in returning the subscription monies will be borne by the subscriber.

A Subscription Fee may be payable, details of which are set out in the relevant Supplement.

Issue of Participating Shares

Written confirmation detailing the Participating Shares which have been issued will be sent to successful subscribers as soon as practicable after the close of the relevant Initial Offer Period or the relevant Subscription Day, as the case may be.

Participating Shares subscribed for during an Initial Offer Period will be issued on the Business Day immediately after the close of the Initial Offer Period. Participating Shares subscribed after an Initial Offer Period are deemed to be issued on the relevant Subscription Day.

Participating Shares will be issued to three decimal places. Any smaller fraction of a Participating Share that would otherwise arise will be rounded down, with the relevant subscription monies being retained for the benefit of the relevant Segregated Portfolio.

Prevention of money laundering

To ensure compliance with applicable requirements relating to anti-money laundering and anti-terrorism initiatives, the Company, or the Administrator on behalf of the Company, will require such information and documentation as it considers necessary to verify the identity and/or source of wealth of each subscriber. In the event of delay or failure by the subscriber to produce any information required for verification purposes, the application may be refused or there may be a delay in processing the application. None of the Company, the Manager, the Investment Advisor, the Administrator or their respective delegates, agents and affiliates will be liable for any loss suffered by a subscriber arising as a result of any such refusal or a delay.

By subscribing for Participating Shares, a subscriber consents to the disclosure of any information provided by the subscriber to government agencies, regulatory bodies and other relevant persons in connection with anti-money laundering requirements and similar matters. Such disclosure may be made by the Company, the Manager, the Investment Advisor, the Administrator or their delegates, agents or affiliates.

Each subscriber will be required to make such representations as may be required by the Company in connection with its anti-money laundering programmes. Such representations will include representations that the subscriber is not a prohibited country, territory, individual or entity listed on the United States Department of Treasury’s Office of Foreign Assets Control (OFAC) website and that it is not directly or indirectly affiliated with any country, territory, individual or entity named on an OFAC list or prohibited by any OFAC sanctions programmes. Each subscriber will also be required to represent that subscription monies are not directly or indirectly derived from activities that may contravene relevant laws and regulations, including anti-money laundering laws and regulations.

If, as a result of any information or other matter which comes to his or her attention during the course of his or her business, trade, profession or employment, any person resident in the Cayman Islands (including the Company) knows or suspects that a payment to the Company (by way of subscription or otherwise) constitutes or is derived from the proceeds of crime, such person is required to report such knowledge or suspicion pursuant to the Proceeds of Crime Law (2014 Revision) of the Cayman Islands. Such a report shall not be treated as a breach of any restriction upon the disclosure of information imposed by law or otherwise.

Form of Participating Shares

All Participating Shares will be issued in registered form, meaning that a Shareholder’s entitlement will be evidenced by an entry in the register of members of the Company and not by a certificate. No certificates will be issued unless the Directors determine otherwise.

A Participating Share may be registered in a single name or in up to four joint names. Where Participating Shares are registered in joint names, the joint holders may authorise the Company to act upon the sole written instructions of any one of the joint holders in respect of the transfer or redemption of all or any of such Participating Shares. Unless so authorised, the Company will only act upon the written instruction of all the joint holders.

Redemption and Transfer

Procedure for the redemption of Participating Shares

Participating Shares may be redeemed at the option of the Shareholder in accordance with the terms set out in the relevant Supplement.

A Shareholder wishing to redeem its Participating Shares must send a completed Redemption Notice to the Administrator at the address specified in the Redemption Notice. The completed Redemption Notice must be received by no later than the time specified in the relevant Supplement.

A Redemption Notice may be sent by facsimile or email but redemption proceeds will not be paid until the Administrator has received the original Redemption Notice. None of the Directors, the Company or the Administrator accept any responsibility for any loss arising from the non-receipt or illegibility of any Redemption Notice sent by facsimile or email, or for any loss caused by or as a result of any action taken in connection with facsimile or email instructions believed in good faith to have originated from properly authorised persons.

Once a Redemption Notice has been received by the Administrator it may not be revoked by the Shareholder unless redemptions have been suspended in the circumstances set out in “Net Asset Value - Suspensions” below or the Directors otherwise agree.

A redemption fee may be payable, details of which are set out in the relevant Supplement.

Settlement

Unless otherwise specified in the relevant Supplement, payment of redemption proceeds will normally be made within 15 Business Days of the later of (i) the finalisation of the Redemption Price for the relevant Redemption Day, and (ii) the date on which the Administrator has received the original of the Redemption Notice and such other information and documentation as may be required. Payment will be made in the Dealing Currency of the Participating Shares being redeemed by direct transfer to an account in the name of the Shareholder. Any costs incurred in making the transfer will be borne by the Shareholder. No redemption proceeds will be paid to a third party. No interest will be paid to the Shareholder in respect of redemption proceeds.

A Shareholder may request that payment of redemption proceeds be made in a currency other than the relevant Dealing Currency. If the Directors permit payment in a currency other than the relevant Dealing Currency the cost of conversion will be deducted from the redemption proceeds.

Redemptions in kind

The Company aims to pay all redemption proceeds in cash. However, under circumstances of low liquidity or adverse market conditions, the Directors may pay redemption proceeds in whole or in part by the transfer of assets. The assets to be transferred will be valued as at the relevant Redemption Day, by reference to the valuation principles applied in the calculation of the Net Asset Value. Assets may be transferred directly to the redeeming Shareholder or may be transferred to a liquidating trust, account or entity and sold or otherwise realised for the benefit of the redeeming Shareholder. If assets are transferred to a liquidating trust, account or entity, the cash proceeds received by a redeeming Shareholder will reflect the value of the assets on the date on which they are sold or realised. The cost of operating the liquidating trust, account or entity and managing, selling or otherwise realising the assets will be deducted from the proceeds paid to the redeeming Shareholder.

Prevention of money laundering

Redemption proceeds will not be paid to a Shareholder until the Company has received any outstanding information or documentation requested in connection with any applicable anti-money laundering requirements or similar matters. None of the Directors, the Manager, the Investment Advisor or the Administrator will be liable for any loss arising as a result of any delay in payment of any redemption proceeds if such information and documentation has not been provided by the Shareholder.

The Company may refuse to pay redemption proceeds to a Shareholder if the Directors, the Manager, the Investment Advisor or the Administrator suspects or is advised that the payment of the redemption proceeds may result in a breach of any applicable laws or regulations in any relevant jurisdiction.

Rights following the Redemption Day

From the relevant Redemption Day, a redeeming Shareholder will be treated as a creditor for the redemption proceeds of the Participating Shares being redeemed (rather than a Shareholder). After the relevant Redemption Day, the redeeming Shareholder will have no rights as a Shareholder in respect of the Participating Shares being redeemed save for the right to receive the redemption proceeds and any dividend which has been declared in respect of the relevant Participating Shares prior to the relevant Redemption Day. The right of the redeeming Shareholder to receive the redemption proceeds and any such dividends shall rank ahead of the rights of remaining Shareholders in the distribution of the surplus assets of a Segregated Portfolio on the liquidation of the Company.

Compulsory redemption

The Company may, with or without cause and without giving any reason, redeem all or any of the Participating Shares held by a Shareholder on any day designated by the Directors by giving prior written notice to such Shareholder.

In particular, without prejudice to any relevant provisions in the relevant Supplement, the Company may redeem the Participating Shares held by a Shareholder if the Directors become aware that (i) the Shareholder has ceased to be an Eligible Investor, (ii) any representation, warranty, acknowledgement or undertaking given by the Shareholder to the Company has ceased to be accurate in any material respect, or (iii) the continued holding of Participating Shares by the Shareholder would or may, in the opinion of the Directors, cause an undue risk of adverse tax, pecuniary, regulatory, legal or other consequences to the Company, any Segregated Portfolio or any other Shareholders. Shareholders are required to notify the Company and the Administrator immediately if at any time they become aware that any of the above circumstances apply to them.

Where any fees, payment, withholding or deduction becomes payable out of the assets of a Segregated Portfolio because of a particular Shareholder, the Company may redeem a portion of such Shareholder’s Participating Shares in order to pay such amount. In such circumstances, the redemption proceeds may be paid directly by the Company to the relevant third party and not paid to the Shareholder.

Transfer of Participating Shares

Participating Shares may not be transferred without the prior written consent of the Directors. The Directors may withhold their consent without giving any reason for doing so. Consent will not be given if, as a consequence of such transfer, the Participating Shares retained by the transferor or registered in the name of the transferee would be less than the Minimum Holding.

Shareholders wishing to transfer Participating Shares must complete a transfer request, which shall be in such form as the Directors may from time to time approve. The completed transfer request, duly stamped, if applicable, together with such evidence as the Directors may require to show the right of the transferor to make the transfer, must be sent to Administrator. If the transferee is not already a Shareholder, it will be required to comply with all eligibility and identification requirements for a subscriber for Participating Shares.

The transfer will take effect upon the registration of the transferee in the register of Shareholders maintained by the Administrator.

The transferor and transferee will be responsible for paying any taxes, duties, imposts or levies payable on, or in consequence of, a transfer of Participating Shares.

Prospective transferees of Participating Shares will be asked to provide satisfactory evidence of identity and source of funds within such reasonable time as the Company, the Administrator or the Manager may determine in compliance with applicable anti-money laundering laws and regulations.

Net Asset Value

Determination of Net Asset Value

The Net Asset Value of each Segregated Portfolio and the Net Asset Value per Share of each Class will be calculated as at the Valuation Point on each Valuation Day.

For the purposes of determining the Net Asset Value of each Class, a separate accounting record will be established in the books of the Company in respect of each Class. An amount equal to the proceeds of issue of each Participating Share will be credited to the record for the relevant Class. Any increase or decrease in the Net Asset Value of the relevant Segregated Portfolio (disregarding for these purposes (i) any changes in the Net Asset Value due to subscriptions, redemptions or the payment of dividends and (ii) any designated adjustments (as described below)) will be allocated pro rata to the record for each Class based on the previous Net Asset Value of each Class. Those costs, expenses, losses, dividends, profits, gains and income which the Directors determine relate solely to a particular Class (the designated adjustments) will then be allocated to the record of the relevant Class. The costs and any benefit of hedging the foreign currency exposure of any Class whose Dealing Currency is other than the US Dollar will be allocated to the record of the relevant Class.

The Net Asset Value per Share on any Valuation Day will be calculated by dividing the Net Asset Value of the relevant Class or series, as the case may be, by the number of Participating Shares of such Class or series in issue, the resulting amount being rounded to 3 decimal places unless the Directors determine otherwise.

Valuation of assets

For the purposes of calculating the Net Asset Value, assets of a Segregated Portfolio will be valued in accordance with the following principles:

(a)	any security which is listed or quoted on any securities exchange or similar electronic system and regularly traded thereon will be valued at its last traded price as at the Valuation Point or, if no trades occurred on such day, at the closing bid price if held long and at the closing offer price if sold short, on the relevant Valuation Day. Where prices are available on more than one exchange or system for a particular security the price will be the last traded price or closing bid or offer price, as the case may be, on the exchange which constitutes the main market for such security or the one which the Directors determine provides the fairest criteria in ascribing a value to such security;

(b)	any security which is not listed or quoted on any securities exchange or similar electronic system or if, being so listed or quoted, is not regularly traded thereon or in respect of which no prices as described above are available will be valued at its probable realisation value as at the Valuation Point, as determined by the Directors having regard to its cost price, the price at which any recent transaction in the security may have been effected, the size of the holding having regard to the total amount of such security in issue, and such other factors as the Directors deem relevant in considering a positive or negative adjustment to the valuation;

(c)	investments, other than securities, which are dealt in or traded through a clearing house or exchange or through a financial institution will be valued as at the Valuation Point by reference to the most recent official settlement price quoted by that clearing house, exchange or financial institution. If there is no such price, then the average will be taken between the lowest offer price and the highest bid price as at the Valuation Point on any market on which such investments are or can be dealt in or traded, provided that where such investments are dealt in or traded on more than one market, the Directors may determine which market shall prevail;

(d)	investments, other than securities, including over-the-counter derivative contracts, which are not dealt in or traded through a clearing firm or an exchange or through a financial institution will be valued by reference to the valuation obtained from an independent pricing source, but where no such valuation is available for a particular investment, the investment will be valued by comparing the latest available valuation provided by the relevant counterparty against the valuation provided by such other counterparties as the Directors deem appropriate. In the event that the valuations provided respectively by the relevant counterparty and the other counterparties differ to an extent that the Directors consider to be material, the investment shall be valued on the basis of the average of all of the valuations but otherwise will be valued on the basis of the valuation provided by the relevant counterparty;

(e)	deposits will be valued at their cost plus accrued interest;

(f)	any value (whether of a security or cash) which is not in US Dollars will be converted into US Dollars at the rate (whether official or otherwise) which the Directors deem appropriate to the circumstances having regard, inter alia, to any premium or discount which it considers may be relevant and to costs of exchange; and

(g)	the Segregated Portfolio’s interest in an Underlying Fund will generally be valued at an amount equal to the Segregated Portfolio’s interest in such Underlying Fund, as determined pursuant to the instrument governing such Underlying Fund, and reported by the relevant Underlying Manager or its administrator (which value may be estimated and/or unaudited). The Company will rely on these valuations in calculating a Segregated Portfolio’s Net Asset Value for reporting, redemptions, fees, and other purposes, and generally will not make any adjustments with respect to redemption payments. Such valuations may not be indicative of what actual fair market of such interest would be in an active, liquid, or established market. As a general matter, the governing instruments of Underlying Funds will commonly provide that any securities or investments that are illiquid, not traded on an exchange or in an established market, or for which no value can be readily determined are assigned such value as the respective Underlying Managers may determine in their judgment based on various factors, which include, but are not limited to, dealer quotes or independent appraisals, and may include estimates and/or not be subject to audit or other independent verification. In no event and under no circumstances will the Company, the Directors, the Administrator or the Investment Advisor incur any individual liability or responsibility for reliance on net asset value information provided by such Underlying Managers or administrators of Underlying Funds.

The Company may rely on estimates of the net asset value of an Underlying Fund. If an Underlying Fund produces an unacceptable level of variation between estimated and final net asset value, in the opinion of the Investment Advisor, or even comes close to it on a more than occasional basis, then the Investment Advisor will investigate further with a view to understanding with the Underlying Manager of the Underlying Fund why the variance has arisen. If unsatisfactory or insufficient explanation is provided, the Investment Advisor may seek more formal examination (to the extent it is able/empowered to do so). If the paucity of explanation is incapable of remedy then the Investment Advisor will consider whether to remain invested in the relevant Underlying Fund.

Variance of a Segregated Portfolio’s Net Asset Value

Where in respect of any Valuation Day:

(i)	the Company relies on estimates of the net asset value of one or more Underlying Funds in determining a Segregated Portfolio’s Net Asset Value; and

(ii)	the Net Asset Value for the relevant Segregated Portfolio is published; and

(iii)	the estimated net asset value of the relevant Underlying Fund(s) subsequently proves to be incorrect the Company will not restate the relevant Segregated Portfolio’s Net Asset Value unless the variance between the published Net Asset Value and the revised Net Asset Value is greater than 0.50%.

The Directors may permit any other method of valuation to be used if they consider that such method of valuation better reflects fair value generally or in particular markets or market conditions.

The financial statements of each Segregated Portfolio will be drawn up in accordance with IFRS. However, the valuation policies described above may not comply with IFRS. To the extent that the valuation basis deviates from IFRS, the Directors may make necessary adjustments in the annual financial statements in order to comply with IFRS. If relevant, a reconciliation note may be included in the annual financial statements to reconcile values shown in the annual accounts determined under IFRS to those arrived at by applying the valuation policies described above.

Subject to the discretions set out above, the Directors have delegated to the Administrator the calculation of the Net Asset Value and the Net Asset Value per Share.

Pursuant to clause 8.2(v) of the Administration Agreement, the Company acknowledges that the Administrator has not been appointed under the Administration Agreement to, and does not under the Administration Agreement, create or generate prices or valuations for assets held by the Company and to the extent the Administrator, in calculating the Net Asset Value and Net Asset Value per Share, relies on information (including, but not limited to, prices generated by automatic pricing services reasonably chosen by the Administrator, prices or valuations of OTC derivatives and prices (including estimated prices) of collective investment schemes provided by such schemes or their administrators) supplied by the Company or brokers, other financial intermediaries or third party pricing sources in connection with the calculation of the Net Asset Value, and the Administrator shall incur no liability for the accuracy of such information or the accuracy of underlying data or for any loss suffered by the Company and any of its Shareholders by reason of any error in the calculation of the Net Asset Value resulting from any inaccuracy of any such information, in circumstances other than the negligence, wilful default or fraud on the part of the Administrator or its associated persons in computations that use such information.

Suspensions

The Directors may declare a temporary suspension of (i) the determination of Net Asset Value per Share of one or more Classes (ii) the redemption of Participating Shares of one or more Classes and/or (iii) the payment of redemption proceeds. The Directors may declare any such suspension in such circumstances as they may deem appropriate, including:

(a)	when any securities exchange or similar electronic system on which a substantial part of the assets of the relevant Segregated Portfolio are traded is closed (other than customary closings) or dealings are otherwise restricted or suspended;

(b)	when, in the opinion of the Directors, it is not possible to determine the value of a substantial portion of the assets of the relevant Segregated Portfolio or the disposal of a substantial part of the assets of the relevant Segregated Portfolio would not be reasonably practicable or could not be carried out in an orderly manner;

(c)	when redemption proceeds cannot lawfully be paid by the Company in the Dealing Currency of the relevant Class;

(d)	if one or more Underlying Funds in which the assets of a Sub-Fund have been invested, impose or have imposed Liquidity Constraints which are then continuing.

(e)	when, due to a breakdown in the systems normally used to determine the Net Asset Value or for any other reason, it is not reasonably practicable to accurately determine the Net Asset Value;

(f)	when the business operations of the Manager, Investment Advisor, any prime broker or the Administrator in respect of the relevant Segregated Portfolio are substantially interrupted or closed due to pestilence, acts of war, terrorism, insurrection, revolution, civil unrest, riot, strikes, cyber-attack, natural disaster or other events beyond the reasonable control of the relevant party;

(g)	when the proceeds of the sale or redemption of Participating Shares cannot be transmitted to or from the bank account of the relevant Segregated Portfolio;

(h)	when, in the opinion of the Directors, it would be in the best interests of the Company to do so; or

(i)	after the passing of a resolution to wind-up the Company.

Any suspension will take effect at the time the Directors specify in their declaration. The suspension will continue until the Directors declare that it has ended. The holders of Participating Shares of the affected Class or Classes will be notified of any suspension as soon as practicable after the declaration of such suspension. Such Shareholders will also be notified when the period of such suspension has ended.

Applications for Participating Shares for a Subscription Day falling within a period when the issue of Participating Shares of the relevant Class is suspended will be acted upon on the first Subscription Day after the suspension has ended. A subscriber may withdraw his application for Participating Shares during a period of suspension provided that a withdrawal notice is actually received by the Administrator before the suspension has ended.

Redemption Notices received prior to the commencement of a period of suspension will be carried forward to the next earliest relevant Redemption Day occurring after the suspension has ended and will be given priority over Redemption Notices received during a period of suspension. A Shareholder may withdraw his Redemption Notice during a period of suspension provided that a withdrawal notice is actually received by the Administrator before the suspension has ended.

While such suspensions may be temporary, the circumstances giving rise to the decision to suspend may continue for a prolonged period of time such that the Directors consider that it is appropriate that the suspension be declared permanent. In such circumstances the investments of the relevant Segregated Portfolio will be managed for the sole purpose of realising all investments in anticipation of the termination of that Segregated Portfolio.

Further details in relation to subscriptions and redemptions applicable to a Segregated Portfolio are set out in the relevant Supplement.

Risk Factors

An investment in a Segregated Portfolio entails substantial risk. The nature of the investments of a Segregated Portfolio involves certain risks and the Investment Advisor may utilise investment techniques which carry additional risks. Potential investors should carefully consider the following factors and the risk factors set out in the relevant Supplement, amongst others, in determining whether an investment in a Segregated Portfolio is suitable for them.

Risks associated with the structure of the Company

Absence of regulatory oversight. Although the Company is registered as a regulated mutual fund under the Mutual Funds Law, it is not required to, nor does it intend to, register under the laws of any other jurisdiction. As a consequence, the securities laws of other jurisdictions (which may provide certain regulatory safeguards to investors) generally will not apply. Accordingly Shareholders may not have the benefit of all the protections afforded to them by the securities laws of their home jurisdiction or other relevant jurisdictions. In addition, the Manager intends to manage its business in such a way that it is not required to be licensed by, and accordingly is not subject to regulation by, CIMA.

Business risk. The Company will compete with other investment funds and market participants for investment opportunities. Such competitors may be substantially larger and have considerably greater financial, technical and marketing resources than are available to the Company. They may also have a lower cost of capital and access to funding sources that are not available to the Company. Such factors may result in the Company being at a competitive disadvantages with respect to investment opportunities. In addition, the number of investment funds and market participants and the scale of the assets managed by such entities is increasing. The effect of such increase may be to reduce the opportunities available for the Company to generate returns and/or reduce the quantum of these returns.

Cross Class liability. Separate records will be established in the books of the Company for each Class for the purpose of allocating assets and liabilities of the Company to the relevant Class. However, if the assets attributable to one Class are insufficient to meet the liabilities attributable to that Class, assets attributable to all other Classes may be used to meet such liabilities.

Dependence on key personnel. The investment performance of the Segregated Portfolio will be substantially dependent on the expertise of the Investment Advisor, its principals and employees. In particular, the departure for any reason of the key individuals who will be primarily responsible for managing the investment of the assets of the Segregated Portfolio may have a material adverse impact on the performance of the Segregated Portfolio.

FATCA. Sections 1471 through 1474 of the US Internal Revenue Code (referred to as FATCA) will impose a withholding tax of 30 per cent on certain US-sourced gross amounts paid to the Company, unless various information reporting requirements are satisfied. Amounts subject to withholding under these rules include gross US-source dividend and interest income and gross proceeds from the sale of property that produces US-source dividend or interest income. To avoid withholding under FATCA, the Company will be required to report certain information to the Cayman Islands Tax Information Authority which in turn will report relevant information to the United States Internal Revenue Service. Although the Company will attempt to satisfy any obligations imposed on it to avoid the imposition of this withholding tax, no assurance can be given that the Company will be able to comply with the relevant reporting requirements or other obligation. If the Company becomes subject to a withholding tax as a result of FATCA, the value of Participating Shares may be materially affected.

Illiquidity of Participating Shares. It is not anticipated that there will be an active secondary market for the Participating Shares and it is not expected that such a market will develop. Participating Shares are not transferable without the approval of the Directors. Consequently, Shareholders may not be able to dispose of their Participating Shares except by means of redemption. Redemptions may be subject to an overall limit by reference to the Net Asset Value and may be suspended in certain circumstances. The Company may pay redemption proceeds in whole or in part by the transfer of assets or may establish a liquidating trust, account or entity to hold the relevant investments until they are liquidated at a later date. As such, a Shareholder may not receive cash proceeds on redemption or in the event that the Company is terminated or may not receive cash proceeds in a timely manner.

In-kind distributions. A redeeming Shareholder may, at the discretion of the Directors, receive securities which form part of the assets of the Segregated Portfolio in lieu of or in combination with cash. The value of securities distributed may decrease before the securities can be sold and the redeeming Shareholder will incur transaction costs in connection with the sale of those securities. Additionally, securities distributed to a Shareholder in connection with a redemption may not be readily marketable. The redeeming Shareholder bears the risk of loss and delay in liquidating those securities, with the result that it may ultimately receive less cash than it would otherwise have received if it had been paid in cash alone for its Participating Shares on the date of redemption.

Lack of operating history. The Company is newly established. As such there is no operating history that a prospective investor can evaluate before making an investment in the Segregated Portfolio. The investment results of the Segregated Portfolio are reliant upon the success of the Investment Advisor and no guarantee or representation is made in this regard. There can be no assurance that the investment objective of the Segregated Portfolio will be achieved.

Limited rights of holders of Participating Shares. An investment in the Segregated Portfolio should be regarded as a passive investment. Shareholders have no right to participate in the day-to-day operations of the Company or the Segregated Portfolio. Nor are Shareholders entitled to receive notice of, attend or vote at general meetings of the Company, other than a general meeting to vote on a proposed variation of the rights attaching to their Participating Shares. Consequently, Shareholders have no control over the management of the Company or over the appointment and removal of its Directors and service providers. As holder of the Management Shares, the Manager controls all of the voting interests in the Company, other than in respect of a proposal to vary the rights attaching to the Participating Shares. Consequently, the Manager may make any changes to the Articles that it considers appropriate, including increasing the share capital, consolidating the shares and sub-dividing the shares. Only the Manager can appoint and remove the Directors and, in turn, only the Directors can terminate the services of the service providers, including the Manager.

Limited disclosure of information. The Directors believe that disclosure of the composition of the investment portfolio of the Segregated Portfolio could be disadvantageous, for instance by increasing competition for limited investment capacity in underlying strategies. Accordingly, as is common with other hedge funds, Shareholder will be provided with a general performance review but typically will not have access to detailed information regarding the composition of the investment portfolio of the Segregated Portfolio.

No separate counsel; No independent verification. Eversheds acts as legal counsel to the Manager and the Company as to matters of Hong Kong laws and Harney Westwood & Riegels acts as legal counsel to the Advisor and the Company as to matters of Cayman Islands laws (together the “Legal Counsel”). The Directors and the Company do not have independent counsel. The Legal Counsel do not represent investors in the Segregated Portfolio, and no independent counsel has been retained to act on behalf of the Shareholder. This Memorandum is based on information furnished by the Directors and the Investment Advisor. The Legal Counsel has not independently verified such information.

Performance Fee. In addition to receiving a Management Fee, the Manager may also receive a Performance Fee (which it will share with the Investment Advisor) based on the appreciation in the Net Asset Value per Share. The Performance Fee will increase with regard to both realised and unrealised gains and accordingly a Performance Fee may be paid on unrealised gains which may subsequently never be realised. The Performance Fee may create an incentive for the Manager to make investments for the Segregated Portfolio which are riskier than would be the case in the absence of a fee based on the performance of the Segregated Portfolio.

Possible effect of substantial redemptions. Substantial redemptions by one or more investors in the Segregated Portfolio at any one time could require the liquidation of positions more rapidly than otherwise desired in order to raise the cash necessary to fund those redemptions. The Investment Advisor may find it difficult to liquidate positions on favourable terms in such a situation, possibly reducing the value of the assets of the Segregated Portfolio and/or disrupting the investment strategies. The Company is permitted to borrow for the purposes of redeeming Participating Shares and may pledge assets of the Segregated Portfolio as collateral security for the repayment of that borrowing. In such circumstances, the continuing Shareholders will bear the cost and risk of any such borrowing.

Receipt of non-public information. From time to time, the Investment Advisor may come into possession of non-public information concerning specific companies although internal structures are in place to prevent the receipt of such information. Under applicable securities laws, this may limit the Investment Advisor’s flexibility to buy or sell securities issued by such companies which may have an impact on the investment strategies of the Segregated Portfolio.

Regulatory risks of investment funds. The regulatory environment for hedge funds is evolving and any changes may adversely affect the ability of the Segregated Portfolio to pursue its trading strategies or obtain the leverage it might otherwise have obtained. Regulatory changes may also adversely affect the ability of the Investment Advisor to market the Segregated Portfolio. In particular, the Alternative Investment Fund Managers Directive (AIFMD) regulates the marketing in the European Economic Area (EEA) of the securities of any alternative investment fund, such as the Company. In the event that the Company is “marketed” (as such term is defined for the purposes of the AIFMD) to investors in the EEA, whether by the Investment Advisor or a third party, the Company will incur significant additional compliance costs. The effect of any future regulatory change on the Company could be substantial and adverse.

Segregated portfolio structure. The Company is a single legal entity and no segregated portfolio constitutes a legal entity separate from the Company itself. Under the Companies Law, shareholders may only enforce claims against the segregated portfolio to which their shares are attributable and creditors of a particular segregated portfolio will not be able to claim against assets of another segregated portfolio. However the legislation is untested in the courts of the Cayman Islands and elsewhere. In the Cayman Islands the applicable legislation will have the force of law and should be upheld in any court proceedings. However, there is a risk that the segregation of assets and liabilities between segregated portfolios is not recognised in any court proceedings outside the Cayman Islands. In such an event there is a risk that a creditor may have recourse against the assets of all segregated portfolios.

Side letters. From time to time the Company may enter into agreements (Side Letters) with certain Shareholders which provide such Shareholders with rights which are additional to and/or different from, the rights provided to other Shareholders. Such rights may include rights with respect to access to information and preferential redemption rights. In general, the Company will not be required to notify any other Shareholders of any such Side Letters or any of the rights and/or terms or provisions of such Side Letters. Nor will the Company be required to offer such additional and/or different rights and/or terms to any or all of the other Shareholders. As a consequence of being provided with additional information a Shareholder may be able to take action based on such additional information (for example by making a redemption request) that other Shareholders, in the absence of such information, do not take.

Valuation of the investments. The valuation of the securities and other investments of the Segregated Portfolio may involve uncertainties and judgmental determinations. Independent pricing information about some of the securities and other investments of the Segregated Portfolio may not always be available. If a valuation is incorrect, the Net Asset Value per Share, and consequently the Subscription Price and the Redemption Price, may be overstated or understated. As a consequence a redeeming Shareholder may, in effect, be overpaid or underpaid and a new Shareholder could underpay or overpay for Participating Shares. Additionally, as the fees of a number of the service providers to the Segregated Portfolio are tied to the Net Asset Value, any discrepancy in valuation may result in overpayment or underpayment to those service providers. None of the Company, the Directors or the Administrator will be liable if a price or valuation used in good faith in the calculation of the Net Asset Value later proves to be incorrect or inaccurate. In the absence of manifest error, the Company does not intend to adjust the Net Asset Value per Share retroactively.

The risk factors above and those set out in the relevant Supplement do not purport to be complete. Nor do they purport to be an entire explanation of the risks involved in an investment in the relevant Segregated Portfolio. A potential investor should read this Memorandum and the relevant Supplement in their entirety as well as consult with its own legal, tax and financial advisers before deciding to invest in a Segregated Portfolio.

Conflicts of Interest

The Directors, the Manager, the Investment Advisor, the Administrator and any prime broker, custodian or broker appointed by or in respect of the Company, and their respective directors, officers and employees may, from time to time, act as director, promoter, manager, investment manager, investment adviser, registrar, administrator, transfer agent, trustee, custodian, broker, distributor or placing agent to, or be otherwise involved in, other collective investment schemes which have similar investment objectives to those of a Segregated Portfolio. Similarly, one or more of them may provide discretionary fund management or ancillary administration, custodian or brokerage services to investors with similar investment objectives to those of a Segregated Portfolio. Consequently, any of them may, in the course of their business, have potential conflicts of interests with respect to a Segregated Portfolio. Each will at all times have regard to its obligations to the Company and will endeavour to resolve such conflicts fairly.

Manager and Investment ADVISOR

The Manager and the Investment Advisor are engaged in the business of discretionary investment management and advising clients, which may include other investment vehicles, in the purchase and sale of securities and financial instruments. In managing other clients’ assets or advising other clients, the Manager and/or the Investment Advisor may use the information and trading strategies which it obtains, produces or utilises in the performance of services in respect of a Segregated Portfolio.

The Manager and/or the Investment Advisor may have conflicts of interest in managing the assets of a Segregated Portfolio because its compensation for managing and/or advising other investment vehicles or accounts may exceed its compensation for managing the assets of such Segregated Portfolio, thus providing an incentive to prefer such other investment vehicles or accounts. Moreover, if the Investment Advisor makes trading decisions in respect of such investment vehicles or accounts and in respect of a Segregated Portfolio at or about the same time, that Segregated Portfolio may be competing with such other investment funds or accounts for the same or similar positions. The Investment Advisor will endeavour to allocate all investment opportunities on a fair and equitable basis between the relevant Segregated Portfolio and those other investment vehicles and accounts.

The Manager, the Investment Advisor and/or any of their associates may invest, directly or indirectly, in assets which may also be purchased or sold for the account of a Segregated Portfolio. None of the Manager, the Investment Advisor or any of their associates shall be under any obligation to account to the Company in respect of (or share with the Company or inform the Company of) any such transaction or any benefit received by any of them from any such transaction.

The Company has been established at the request of the Manager and the Investment Advisor. Accordingly the selection of the Manager and the Investment Advisor and the terms of their appointment, including the fees and compensation payable under the Management Agreement, are not the result of arms-length negotiations.

Directors

Shi Hongtao and Sze Chi Tak are the directors of the Manager which may receive a Management Fee and may receive a Performance Fee in respect of its services as Manager of a Segregated Portfolio. Leung Ka Yee Andrew and Sze Chi Tak are the directors of the Investment Advisor which will receive fees from the Manager in respect of its services as Investment Advisor. The fiduciary duties of the Directors may compete with or be different from the interests of the Manager and the Investment Advisor. At all times, so far as practicable, the Directors will have regard to their obligations to act in the best interests of the Company and will seek to ensure that any conflict of interest is resolved fairly.

A Director may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested. The Director will not be liable to account to the Company for any profit he derives from such a transaction or arrangement provided the nature and extent of any material interest has been disclosed to the other Directors.

A Director who has an interest in any particular business to be considered at a meeting of the Directors may be counted for the purpose of determining whether the meeting is duly constituted and may vote at such meeting provided that the interest has been disclosed.

Save as disclosed in this Memorandum or the relevant Supplement, no Director has any interest, direct or indirect, in the promotion of, or in any assets which are proposed to be acquired, disposed of by or leased to, the Company. Save as disclosed in this Memorandum or the relevant Supplement, no Director has a material interest in any contract or arrangement entered into by the Company which is unusual in nature or conditions or significant in relation to the business of the Company, nor has any Director had such an interest since the Company was incorporated.

Soft dollar arrangements

The Manager or Investment Advisor may receive goods or services from a broker or a dealer in consideration for directing transaction business for the account of a Segregated Portfolio to such broker or dealer provided that (i) the goods or services are of demonstrable benefit to that Segregated Portfolio, and (ii) the transaction execution is consistent with best execution standards and the brokerage rates are not in excess of customary full service brokerage rates.

Goods and services may include research and advisory services, economic and political analysis, portfolio analysis (including valuation and performance measurement), market analysis, data and quotation services, clearing and custodian services and investment-related publications. The goods and services which the Manager or Investment Advisor receives will not include any goods and services prohibited from time to time by any code or guidelines issued by any relevant regulatory authority.

A Segregated Portfolio may be deemed to be paying for these services with “soft” dollars. Although the Manager or Investment Advisor believes that the relevant Segregated Portfolio will demonstrably benefit from the services obtained with soft dollars generated by trades, the relevant Segregated Portfolio does not benefit from all of these soft dollar services. The Manager or Investment Advisor and other accounts managed by the Manager or Investment Advisor or its affiliates also derive substantial direct or indirect benefits from these services, particularly to the extent that the Manager or Investment Advisor uses soft dollars to pay for expenses the Manager or Investment Advisor would otherwise be required to pay itself.

The relationships with brokerage firms that provide soft dollar services to the Manager or Investment Advisor may influence the Manager or Investment Advisor’s judgement in allocating brokerage business and create a conflict of interest in using the services of those brokers to execute transactions. The brokerage commissions paid to those firms, will not, however, differ materially from, nor will they be in excess of, customary full brokerage commissions payable to other firms for comparable services.

Taxation

General

The following is based on the Company’s understanding of certain aspects of the law and practice currently in force in the Cayman Islands and Hong Kong. The comments below are based on laws, regulations, guidelines, published administrative rulings and judicial decisions currently in effect, all of which may change or be subject to different interpretations, possibly with retroactive effect. Any such changes could adversely affect the comments made below. There can be no guarantee that the tax position at the date of this Memorandum or at the time of an investment will endure indefinitely.

In view of the number of different jurisdictions where local laws may apply to Shareholders, the comments below do not address the tax consequences to potential investors of the purchase, ownership and disposition of Participating Shares. Prospective investors are urged to consult their own tax advisers in determining the possible tax consequences to them under the laws of the jurisdictions of which they are citizens, residents or domiciliaries, jurisdictions in which they conduct business and jurisdictions in which they purchase, hold, redeem or dispose of Participating Shares. The comments below do not constitute tax advice.

Cayman Islands

The Company is not subject to any income, withholding or capital gains taxes in the Cayman Islands.

The Company is registered as an exempted company, limited by shares, under Cayman Islands law. As such, it has received an undertaking from the Governor-in-Cabinet that, for a period of 20 years from the date of the undertaking, no law subsequently enacted in the Cayman Islands that imposes any tax to be levied on profits, income, gains or appreciations will apply to the Company or its operations.

Shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their Participating Shares and dividends received on those Participating Shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands. There are no exchange controls in the Cayman Islands.

Hong Kong

The Company has not registered, and does not intend to register, a branch in Hong Kong pursuant to Part XI of the Companies Ordinance of Hong Kong. It is not intended that the Company will have any place of business in Hong Kong. However, the Company may be considered to be carrying on a business in Hong Kong by virtue of the activities of the Investment Advisor. As such no assurance can be given that the Company will not be considered by the Hong Kong Inland Revenue Department to be subject to Hong Kong profits tax.

Hong Kong imposes profits tax at a flat rate of 16.5 per cent on incorporated persons, such as the Company, on profits which arise in or are derived from Hong Kong, from the carrying on of a trade, business or profession in Hong Kong. Capital gains derived from the sale of investments are not generally considered to be profits for Hong Kong tax purposes and thus are not subject to any Hong Kong tax. However, gains which are considered to be derived from a trading activity, as opposed to mere investment activity, carried on in Hong Kong may potentially be subject to Hong Kong profits tax.

Under the Revenue Ordinance of Hong Kong (the Ordinance), as amended by the Revenue (Profits Tax Exemption for Offshore Funds) Ordinance of Hong Kong, the Company should be exempted from potential profits tax liability in respect of certain transactions, provided the specific requirements under the Ordinance are met. It is intended that the affairs of the Company will be conducted and managed, so far as possible, in a manner which complies with the condition for exemption under the Ordinance and so minimises the risk of any potential liability to Hong Kong profits tax. However, no assurance can be given that profits from the disposal of certain investments will not give rise to a liability for profits tax in Hong Kong.

There is no Hong Kong withholding tax on dividends and interest.

Distributions by the Company should generally not be subject to Hong Kong profits tax. The Ordinance, however, contains certain anti-avoidance and “round-tripping” provisions which deem certain Hong Kong residents to have derived assessable profits from an offshore fund from securities transactions made by the offshore fund. This is notwithstanding the fact that the offshore fund is itself exempted and despite no distribution being made by the offshore fund. These deeming provisions may apply, inter alia, where the Hong Kong resident, alone or with his associates, holds 30 per cent or more of the beneficial interest in the relevant offshore fund or where such Hong Kong resident is an associate of the offshore fund.

The register of Shareholders will be maintained outside Hong Kong. Accordingly the Participating Shares will not constitute Hong Kong stock for the purposes of the Stamp Duty Ordinance of Hong Kong and a charge to Hong Kong stamp duty should not arise on the redemption or transfer of any Participating Shares.

Other jurisdictions

It is possible that certain dividends, interest and other income received by the Company in respect of a Segregated Portfolio from sources within certain countries may be subject to withholding taxes imposed by such countries. The Company may also be subject to capital gains taxes or other taxes in some of the countries where it purchases and sells securities or otherwise conducts business. It is impossible to predict in advance the rate of tax that will be paid since the amount of the assets of a Segregated Portfolio to be invested in various countries is uncertain.

Compliance with automatic exchange of information legislation

US Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the US Internal Revenue Code (commonly referred to as FATCA) will impose a withholding tax of 30 per cent on certain US-sourced gross amounts paid to certain “Foreign Financial Institutions”, including the Company, unless various information reporting requirements are satisfied. Amounts subject to withholding under these rules generally include gross US-source dividend and interest income, gross proceeds from the sale of property that produces dividend or interest income from sources within the US and certain other payments made by “Participating Foreign Financial Institutions” to “recalcitrant account holders” (so called “foreign pass thru payments”).

The Cayman Islands Government has entered into a Model 1 intergovernmental agreement with the United States (the US IGA) and implemented domestic regulations to facilitate compliance with FATCA. To comply with its obligations under applicable legislation, the Company will be required to report FATCA information to the Cayman Islands Tax Information Authority (the Cayman TIA) which in turn will report relevant information to the United States Internal Revenue Service (IRS). To avoid withholding under FATCA, the Company may request additional information from any Shareholder and its beneficial owners (that may be disclosed to the Cayman TIA and the IRS) to identify whether Participating Shares are held directly or indirectly by “Specified US Persons” (as defined in the US IGA). If the Company is not able to comply with reporting requirements under the US IGA (whether due to a failure of one or more Shareholders to provide adequate information or otherwise), the 30 per cent withholding tax under FATCA could apply to the Company.

UK requirements regarding tax reporting

The Cayman Islands Government has also signed an intergovernmental agreement with the United Kingdom (the UK IGA) in a broadly similar form to the US IGA. The UK IGA and the Cayman Islands implementing regulations impose similar requirements to the US IGA, so that the Company will be required to identify Participating Shares held directly or indirectly by “Specified United Kingdom Persons” (as defined in the UK IGA) and report information on such Specified United Kingdom Persons to the Cayman TIA. The Cayman TIA will then exchange such information annually with HM Revenue & Customs, the United Kingdom tax authority.

OECD Common Reporting Standard requirements regarding tax reporting

The OECD has adopted a “Common Reporting Standard” (CRS), which is intended to become an international standard for financial account reporting. The Cayman Islands Government is a signatory to the multi-lateral competent authority agreement (MCAA) that will be adopted by all jurisdictions committing to the CRS (each a Participating Jurisdiction). Participating Jurisdictions that have committed to adopt the CRS and the MCAA will become Reportable Jurisdictions when they implement local legislation and it is expected that the first exchanges of information under this regime will begin in 2017. Under the Cayman Islands implementing regulations (the CRS Regulations) the Company will be required to make an annual filing in respect of Shareholders who are resident in a Reportable Jurisdiction or whose “Controlling Persons” are resident in a Reportable Jurisdiction and who are not covered by one of the limited exemptions in the CRS Regulations. The MCAA and reporting obligations under the CRS Regulations are very similar to the UK IGA and will eventually replace the UK IGA.

A list of Participating Jurisdictions is available on the Cayman TIA website (www.tia.gov.ky). The list of Reportable Jurisdictions is expected to be published by the Cayman TIA in due course.

Implications for Shareholders

In order to comply with the US IGA, the UK IGA, the MCAA and the relevant domestic legislation (collectively AEOI Legislation), the Company may be required to disclose certain confidential information provided by Shareholders to the Cayman TIA, which in turn will report the information to the relevant foreign fiscal authority. In addition, the Company may at any time require a Shareholder to provide additional information and/or documentation which the Company may be required to disclose to the Cayman TIA.

If a Shareholder does not provide the requested information and/or documentation, whether or not that actually leads to compliance failures by the Company, or a risk of the Company being subject to any withholding tax or other liability or being required to withhold amounts from distributions to be made to any Shareholder, the Company may take any action and/or pursue any remedy at its disposal. Such action or remedy may include the compulsory redemption of some or all of the Participating Shares held by the Shareholder concerned or the conversion of such Participating Shares into Participating Shares of another Class.

To the extent the Company incurs any costs or suffers any withholding as a result of a Shareholder’s failure, or is required by law to apply a withholding against the Shareholder, it may set off such amount against any payment otherwise due from the Company to the Shareholder or may allocate such amount to the Participating Shares held by such Shareholder. No Shareholder affected by any such action or remedy shall have any claim against the Company for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Company in order to comply with the AEOI Legislation.

Shareholders are encouraged to consult their own advisors regarding the possible application of the AEOI Legislation and the potential impact of the same, on any their investment in a Segregated Portfolio.

Financial Information and Reports

Financial year

The financial year of the Company will end on 31 December in each year.

Financial statements

The books and records of the Company will be audited as at the end of each financial year by the Auditors. The first audit of a Segregated Portfolio will be for the period beginning on the commencement of the operations of a Segregated Portfolio and ending on the date specified in the relevant Supplement. The financial statements of a Segregated Portfolio will be presented in US Dollars and prepared in accordance with IFRS, unless the Directors otherwise deem appropriate.

Once the Company is registered as a regulated mutual fund, the Company is required to file copies of the audited financial statements with CIMA within six months of the end of each financial year.

Auditors

Unless otherwise specified in the relevant Supplement, Deloitte & Touche acts as the auditor for each Segregated Portfolio. The Directors may replace the Auditor without prior notice to Shareholders.

Reports to Shareholders

Each Shareholder will be provided with a copy of an annual report that will include audited financial statements of the relevant Segregated Portfolio within six months of the end of each financial year of the Company. Shareholders will also be provided with a monthly report on the investment performance of the relevant Segregated Portfolio.

General

The Company

The Company is an exempted company incorporated with limited liability and registered as a segregated portfolio company under the Companies Law. Its constitution is defined in the Articles. The Company’s objects, as set out in clause 3 of its memorandum of association, are unrestricted and so include the carrying on of the business of an investment company.

All Shareholders are entitled to the benefit of, are bound by and are deemed to have notice of, the memorandum of association and articles of association of the Company. The liability of a Shareholder is limited to the amount, if any, unpaid on its Participating Shares. As Participating Shares may only be issued if they are fully paid, a Shareholder will not be liable for any debt, obligation or default of the Company beyond its investment in the Company.

Share capital of the Company

The Company has an authorised share capital of US$50,000 which is made up of 100 Management Shares of US$0.01 par value each and 4,999,900 participating shares of US$0.01 par value each which may be issued in respect of different Segregated Portfolios and in different classes.

The Directors are authorised under the Articles to resolve from time to time the Segregated Portfolio to which participating shares are attributable and the class to which participating shares are to be designated.

Subject to the provisions of the Articles and the Companies Law, the Company may increase or reduce its authorised share capital, divide all or any of its share capital into participating shares of a smaller amount or combine all or any of its share capital into participating shares of a larger amount.

The Articles provide that unissued participating shares are at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Directors may determine. All participating shares will be issued in registered form only.

There are no provisions under the laws of the Cayman Islands or under the Articles conferring pre-emption rights on the holders of participating shares or Management Shares. No capital of the Company is under option or agreed conditionally or unconditionally to be put under option.

Segregated portfolios

The Articles provide that the Directors may from time to time establish one or more Segregated Portfolios. Each Segregated Portfolio shall be separately designated by reference to a name that includes the words “Segregated Portfolio” or the letters “S.P.” or “SP”. The Directors shall identify:

(a)	each asset of the Company as either a general asset or a portfolio asset and, in the case of a portfolio asset, the Segregated Portfolio to which it is attributable;

(b)	each liability of the Company as being that of a creditor in respect of a particular Segregated Portfolio (a portfolio creditor) or a general creditor and in the case of a portfolio creditor, the Segregated Portfolio of which such person is a creditor.

The proceeds from the issue of Participating Shares shall be applied to the Segregated Portfolio in respect of which the Participating Shares are issued. The assets and liabilities and income and expenditure attributable to that Segregated Portfolio shall be applied to such Segregated Portfolio and, subject to the provisions of the Articles, to no other Segregated Portfolio.

The assets held in each Segregated Portfolio shall be applied solely in respect of the liabilities of such Segregated Portfolio in accordance with the provisions of the Articles and the Companies Law. Any surplus assets in a Segregated Portfolio shall be held, subject to the provisions of the Articles and the Companies Law, for the benefit of holders of participating shares attributable to such Segregated Portfolio.

Liabilities of the Company which, in the opinion of the Directors, are attributable to a particular Segregated Portfolio shall be discharged from the assets of such Segregated Portfolio. If, in the opinion of the Directors a liability is fairly attributed to two or more Segregated Portfolios, such liability shall be allocated between such Segregated Portfolios on a pro rata basis unless the Directors determine that another method of allocation is more equitable. If, in the opinion of the Directors, any costs and expenses payable by the Company are fairly attributed to all Segregated Portfolio, such costs and expenses shall be allocated to all Segregated Portfolios on a pro rata basis unless the Directors determine that another method of allocation is more equitable. Such costs and expenses may include government registration fees, annual return fees, regulatory fees, costs and expenses, professional fees, service provider fees, the cost of insurance, taxes, fines and penalties and any other liabilities of a recurring nature necessarily incurred in maintaining the continued existence and good standing of the Company.

Income, receipts and other property acquired by the Company and not otherwise attributable to the Segregated Portfolios shall be applied to and comprise the general assets of the Company. Liabilities of the Company which are not otherwise attributable to or allocated to the Segregated Portfolio will be discharged from the general assets.

Rights of the Management Shares

The Management Shares are held by the Manager.

The Management Shares do not participate in the profits and losses of the Company and carry no right to dividends. On the winding up of the Company, the holder of the Management Shares is only entitled to receive its paid-up capital of US$0.01 per Management Share. Management Shares are not redeemable.

Except as described under “Variation of rights attaching to a Class” below, the holder of the Management Shares has the right to vote (to the exclusion of the holders of the Participating Shares) in respect of all matters relating to the Company. However, the holder of the Management Shares may, at any time, resolve to relinquish irrevocably its right to appoint and remove Directors and in that event, such right will vest in the holders of the Participating Shares to be exercised by ordinary resolution (being a resolution passed by a majority of votes cast).

Rights of the Participating Shares

Participating Shares confer the following rights on Shareholders:

●	As to voting. The holders of Participating Shares have no right to vote except as described under “Variation of rights attaching to a Class” below and, if the holder of the Management Shares resolves to relinquish its right to appoint and remove the Directors, on any resolution to appoint or remove a Director.

●	As to income. The holders of Participating Shares have the right to receive dividends declared in respect of the relevant Class. Participating Shares within each Class carry an equal right to such dividends as the Directors may declare.

●	As to redemption. The holders of Participating Shares have the right to redeem their Participating Shares on the terms set out in the relevant Supplement and the Articles.

●	As to capital. The holders of Participating Shares have the right on the winding up or dissolution of the Company, to participate in the surplus assets of a Segregated Portfolio in proportion to the aggregate Net Asset Value per Share of the Participating Shares held by each of them.

Variation of rights attaching to a Class

The rights attaching to Participating Shares of any Class, as described above, may only be varied with the consent in writing of Shareholders holding two-thirds of the Participating Shares of the Class affected by the proposed modification or with the sanction of a resolution passed at a meeting of the holders of Participating Shares of the Class affected by not less than two-thirds of the votes cast.

Seven days’ prior notice will be given of any meeting of the holders of Participating Shares of the relevant Class. The quorum will be one or more persons holding (or representing by proxy) not less than one-third of the issued Participating Shares of the relevant Class. The Directors may treat two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration. At any meeting, all voting will be on a poll and each holder who is present in person or by proxy will have one vote for every US$1.00 of the aggregate Net Asset Value of the Participating Shares held.

The Directors may determine to treat two or more Classes as comprising a single Class for these purposes if they determine that all such Classes will be affected in the same way by the proposed variation of the rights attaching to the Participating Shares of such Classes.

Any resolution by the holder of the Management Shares to relinquish its right to appoint and remove Directors will not be deemed to modify the rights attaching to any Class.

Side letters

The Company may enter into side letters with certain prospective or existing Shareholders whereby such Shareholders may be subject to terms and conditions that are more advantageous than those set out in this Memorandum and/or the relevant Supplement. Such terms and conditions may, for example, provide for special rights to make future investments in a Segregated Portfolio; special redemption rights (whether relating to frequency, notice, a reduction or rebate in fees or otherwise) and/or rights to receive reports in relation to a Segregated Portfolio on a more frequent basis and such other rights as may be agreed with such Shareholders. The modifications are solely at the discretion of the Directors and may, amongst other things, be based on the size of the relevant Shareholder’s investment in a Segregated Portfolio or affiliated investment entity, an agreement by the Shareholder to maintain such investment in a Segregated Portfolio for a significant period of time or other commitment by the Shareholder.

Amendments to the Articles

Except as described under “Variation of rights attaching to a Class” above, the holder of the Management Shares may, by special resolution, amend the Articles.

Winding up and termination

The Company may voluntarily commence to wind up and dissolve by a special resolution of the holder of the Management Shares.

The Articles provide that the business of the Company shall continue for so long as the Company holds assets, irrespective of whether the Directors have determined that the Company shall not acquire any further investments in respect of any Segregated Portfolio. Accordingly, the investments of a Segregated Portfolio may be managed for the sole purpose of realising all investments in anticipation of the termination of the business of the Company (the Realisation). Unless the Directors consider it is in the best interests of the Company that it be placed into liquidation under the Companies Law, the Realisation shall be managed by the Directors, together with, if the Directors so determine, the Manager and/or the Investment Advisor. If the Directors determine that the Manager and/or the Investment Advisor is to manage the Realisation, the appointment of the Manager and/or the Investment Advisor will continue on the terms of the agreement then in force unless the Directors determine otherwise.

General meetings

As a Cayman Islands exempted company, the Company is not required to hold annual general meetings of Shareholders.

Directors’ report

The Company does not have, nor since its incorporation has it had, any employees, nor is it expected to have any in the future. Since its incorporation the Company has not been, nor is it currently, engaged in any litigation or arbitration. So far as the Directors are aware, no litigation or claim is pending or threatened against the Company.

Regulation

[The Company is registered with CIMA pursuant to section 4(3) of the Mutual Funds Law as a “regulated mutual fund” for the purposes of the Mutual Funds Law. The Company can accept more than fifteen investors (a majority of whom are capable of appointing or removing the Directors). Any such registration will not, however, imply that CIMA or any other regulatory authority in the Cayman Islands has approved this Memorandum, any Supplement or the offering of the Participating Shares.]

For registration of the Company as a mutual fund under section 4(3) of the Mutual Funds Law, the Company has filed with CIMA a copy of this Memorandum and certain details of this Memorandum, as required by the Mutual Funds Law. The Company has also paid the prescribed initial registration fee as required by the Mutual Funds Law.

The Company’s continuing obligations following future registration under the Mutual Funds Law are (i) to file with CIMA prescribed details of any changes to this Memorandum and any Supplement, (ii) to file annually with CIMA accounts audited by an approved auditor and an annual return containing certain key statistical data, and (iii) to pay the relevant prescribed annual fee.

As a regulated mutual fund, the Company is subject to the supervision of CIMA. At any time, CIMA may instruct the Company to have its accounts audited and to submit them to CIMA within a specified time. Failure to comply with any supervisory request by CIMA may result in substantial fines. CIMA has wide powers to take certain actions if certain events occur. For instance, it has wide powers to take action if it is satisfied that a regulated mutual fund (i) is or is likely to become unable to meet its obligations as they fall due, or (ii) is carrying on or is attempting to carry on business or is winding up its business voluntarily in a manner that is prejudicial to its investors or creditors.

The powers of CIMA include (i) the power to require a Director to be replaced, (ii) the power to appoint a person, at the expense of the Company to advise the Company on the proper conduct of its affairs, and (iii) the power to appoint a person, at the expense of the Company, to assume control of the affairs of the Company, including for the purpose of terminating the business of the Company. CIMA also has other remedies available to it including applying to the courts of the Cayman Islands for approval of other actions, and requiring the Company to re-organise its affairs in a manner specified by CIMA.

Material contracts

The following contracts, which are or may be material, have been entered into by or in respect of the Company:

(a)	a management agreement between the Company, on behalf of the relevant Segregated Portfolio, and the Manager pursuant to which the Manager was appointed to provide certain management services in respect of the relevant Segregated Portfolio; and

(b)	an administration agreement between the Company, on behalf of the relevant Segregated Portfolio, and the Administrator pursuant to which the Administrator was appointed to provide administration services in respect of the relevant Segregated Portfolio.

These contracts are summarised in the section headed “Management and Administration” above. Additional contracts, if any, which are or may be material and which have been entered into by the Company on behalf of a specific Segregated Portfolio are described in the relevant Supplement.

Documents available for inspection

Subject to any applicable confidentiality provisions, the following documents are available for inspection during normal business hours, on any day (except Saturdays, Sundays and public holidays) at the registered office of the Company:

(a)	the Articles;

(b)	the Companies Law and the Mutual Funds Law;

(c)	the material contracts described above; and

(d)	the most recent financial statements of the relevant Segregated Portfolio.

Copies of these documents may be obtained free of charge from the Manager or Investment Advisor.

Enquiries

Enquiries concerning a Segregated Portfolio and this offering (including information concerning subscription procedures) should be directed to the Investment Advisor at the address set out in the Directory.

APPENDIX - RESTRICTIONS ON DISTRIBUTION

Cayman Islands: No invitation may be made to the public in the Cayman Islands to subscribe for the Participating Shares.

Hong Kong: The contents of this Memorandum have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document you should obtain independent professional advice. This Memorandum has not been registered by the Registrar of Companies in Hong Kong. The Company is a collective investment scheme as defined in the Securities and Futures Ordinance of Hong Kong (the SFO) but has not been authorised by the Securities and Futures Commission pursuant to the SFO. Accordingly, the Participating Shares may only be offered or sold in Hong Kong to persons who are “professional investors” within the meaning of the SFO or in circumstances which are permitted under the Companies Ordinance of Hong Kong and the SFO. In addition, neither this Memorandum nor the relevant Supplement may be issued or possessed for the purposes of issue, whether in Hong Kong or elsewhere, and the Participating Shares may not be disposed of to any person unless such person is outside Hong Kong, such person is a “professional investor” within the meaning of the SFO or as otherwise may be permitted by the SFO.

Japan: The Participating Shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law no. 25 of 1948, as amended) and, accordingly, none of the Participating Shares nor any interest in them may be offered or sold, directly or indirectly, in Japan or to, or for the benefit, of any Japanese person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For this purpose, a “Japanese person” means any person resident in Japan, including any corporation or other entity organised under the laws of Japan.

Korea: The Participating Shares have not been registered under the Securities and Exchange Act of Korea and none of the Participating Shares may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea.

People’s Republic of China: Neither this Memorandum nor the relevant Supplement constitutes a public offer of the Participating Shares, whether by sale or subscription, in the People’s Republic of China. The Participating Shares are not being offered or sold directly or indirectly in the People’s Republic of China to or for the benefit of, legal or natural persons of the People’s Republic of China.

Republic of China (Taiwan): The Participating Shares may not be sold, issued or offered in Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Participating Shares.

Singapore: The offer or invitation which is the subject of this Memorandum and the relevant Supplement does not relate to a collective investment scheme which is authorised under Section 286 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA) or recognised under Section 287 of the SFA. The Company is not authorised or recognised by the Monetary Authority of Singapore (MAS) and Participating Shares are not allowed to be offered to the retail public. Each of this Memorandum and any other document or material issued in connection with the offer or sale is not a prospectus as defined in the SFA. Accordingly, statutory liability under that Act in relation to the content of prospectuses would not apply. You should consider carefully whether the investment is suitable for you.

This Memorandum has not been registered as a prospectus with MAS. Accordingly, this Memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Participating Shares may not be circulated or distributed, nor may Participating Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 304 of the SFA, (ii) to a relevant person pursuant to Section 305(1), or any person pursuant to Section 305(2), and in accordance with the conditions, specified in Section 305 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Generally: The distribution of this Memorandum and any Supplement, and the offering of Participating Shares may be restricted in certain jurisdictions. The above information is for general guidance only, and it is the responsibility of any person or persons in possession of this Memorandum and any Supplement and wishing to make application for Participating Shares to inform themselves of, and to observe, all applicable laws and regulations of any relevant jurisdiction. Prospective applicants for Participating Shares should inform themselves as to legal requirements also applying and any applicable exchange control regulations and applicable taxes in the countries of their respective citizenship, residence or domicile.

Neither this Memorandum nor any Supplement constitutes an offer or solicitation to any person in any jurisdiction in which such offer or solicitation is not authorised or to any person to whom it would be unlawful to make such offer or solicitation.